EXHIBIT 10.7

AGREEMENT OF PURCHASE AND SALE

by and between

BEANTOWN HOTEL OWNER LLC
a Delaware limited liability company

(“Purchaser”)

and

PIM BOSTON BACK BAY LLC
a Delaware limited liability company
(“Fee Owner”)
and
PIM TRS BOSTON BACK BAY LLC
a Delaware limited liability company
(“Operating Lessee”, and together with Fee Owner, collectively, “Seller”)

Hilton Boston Back Bay Hotel
40 Dalton Street, 19-21 Scotia Street and 24-30 Belvidere Street
Boston, Massachusetts 02115

38354973v.11
ACTIVE 692459524v13

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AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT OF PURCHASE AND SALE (this “Agreement”) is made as of the Effective Date, by and between Beantown Hotel Owner LLC, a Delaware limited liability company (“Purchaser”), and PIM Boston Back Bay LLC, a Delaware limited liability company (“Fee Owner”) and PIM TRS Boston Back Bay LLC, a Delaware limited liability company (“Operating Lessee”, and together with Fee Owner, individually and collectively, jointly and severally, “Seller”). Seller and Purchaser are sometimes referred to herein individually as a “Party”, and collectively as the “Parties”.
R E C I T A T I O N S:
A.    Seller is the owner of those certain parcels of real property more particularly described on Exhibit A attached hereto and made a part hereof, and the improvements situated thereon operated by Seller as the Hilton Boston Back Bay Hotel (the “Hotel”), situate, lying and being in 40 Dalton Street, Boston, MA 02115.
B.    Purchaser is desirous of purchasing such hotel property from Seller and Seller is desirous of selling such hotel property to Purchaser, for the purchase price and upon the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual covenants, promises and undertakings of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, it is agreed:
ARTICLE I
DEFINITIONS
1.1    Definitions. The following terms shall have the indicated meanings:
“Actual Knowledge” with respect to Purchaser shall mean: if (i) Nolan Hecht has actual knowledge of such matter (as opposed to constructive or imputed knowledge, and without any duty to conduct any independent investigation or make any inquiry of any person), (ii) such matter is contained within or disclosed by any Submission Materials that have been uploaded to the online data room located at https://app.box.com/folder/241848243793?s=6efa9kur3x1858e302hf0j5n2c6t4dgz (the “Data Site”) at least two Business Days prior to the expiration of the Study Period, or (iii) such matter is contained within or disclosed by any third-party report commissioned and received by Purchaser in connection with Purchaser’s due diligence investigations, including without limitation, any property condition reports, environmental inspection reports, title reports, surveys and engineer reports.
“Additional Deposit” shall have the definition ascribed to such term in Section 2.3 hereof.

“Advance Bookings” shall mean reservations and agreements made or entered into by Seller or Manager in the ordinary course of business prior to Closing and assumed by Purchaser for hotel rooms or meeting rooms to be utilized after Closing, or for catering services or other hotel services to be provided after Closing at or by the Hotel.
“Affiliate” of a Person shall mean any other Person that is directly or indirectly (through one or more intermediaries) controlled by, under common control with, or controlling such Person. For purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Person or the power to veto major policy decisions of any Person, whether through the ownership of voting securities, by contract or otherwise.
“Applicable Laws” shall mean any applicable building, zoning, subdivision, environmental, health, safety or other governmental laws, statutes, ordinances, resolutions, rules, codes, regulations, orders or determinations of any Governmental Authority affecting the Property or the ownership, operation, use, maintenance or condition thereof.
“Approval Standard” shall have the meaning ascribed to such term in Section 6.1 hereof.
“Ashford” shall mean Ashford Hospitality Trust, Inc. and its Affiliates.
“Assignment and Assumption Agreement” shall mean an assignment and assumption agreement in substantially the form attached hereto as Exhibit E whereby Seller assigns and Purchaser assumes all of its or their respective right, title and interest in and to the Operating Agreements and the Leased Property Agreements that have not been terminated prior to Closing in accordance herewith.
“Assignment of Occupancy Agreements” shall mean an assignment agreement in substantially the form attached hereto as Exhibit F whereby Seller assigns and Purchaser assumes all of its or their respective right, title and interest in and to the Occupancy Agreements.
“Authorizations” shall mean all licenses, permits and approvals required by any governmental or quasi-governmental agency, body, department, commission, board, bureau, instrumentality or office, or otherwise appropriate with respect to the construction, ownership, operation, leasing, maintenance, or use of the Hotel, Property or any part thereof.
“Bill of Sale” shall mean a bill of sale in substantially the form attached hereto as Exhibit D whereby Seller conveys its or their respective right, title and interest in and to the Personal Property (other than Leased Property) to Purchaser, together with any Warranties and Guaranties related thereto.
“Broker” shall mean JLL Capital Markets.

“Business Day” means any day other than a Saturday, Sunday or federal legal holiday.
“CBA Side Letter” means the letter agreement by and between Seller and UNITE HERE Local 26 attached as Appendix B to the Collective Bargaining Agreement.
“CBA Side Letter Assumption Agreement” means the assumption agreement in substantially the form attached hereto as Exhibit H whereby Purchaser agrees to assume the obligations of the CBA Side Letter.
“Closing” shall mean the consummation of the purchase and sale of the Property pursuant to this Agreement and shall be deemed to occur on the Closing Date.
“Closing Date” shall mean the date on which the Closing shall occur, which shall be March 29, 2024, as extended or adjourned pursuant to the terms of this Agreement.
“Closing Documents” shall mean the documents defined as such in Section 7.1 hereof.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collective Bargaining Agreement” means the Collective Bargaining Agreement dated March 1, 2023 by and between Manager and UNITE HERE Local 26.
“Cut-Off Time” means 11:59 pm Eastern Time on the day immediately preceding the Closing Date.
“Deed” shall mean a quitclaim deed in substantially the form attached hereto as Exhibit C conveying title to the Real Property from Seller to Purchaser.
“Deposit” shall mean all amounts deposited from time to time with Escrow Agent by Purchaser, including without limitation the Initial Deposit, the Additional Deposit, and the Extension Deposit held by the Escrow Agent pursuant to Section 2.3 hereof, plus all interest or other earnings that may accrue thereon.
“Effective Date” (or other similar phrases such as “date of this Agreement” or “date hereof”) shall have the definition ascribed to such term in Section 10.24 hereof.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended (ERISA).
“Escrow Agent” shall mean Kensington Vanguard National Title, 5949 Sherry Lane, Suite 111, Dallas, Texas 75225, Attn: Trey Lentz; Email: TLentz@kvnational.com; Phone: (214) 273-2514.

“Extension Deposit” shall have the definition ascribed to such term in Section 2.3 hereof.
“Extension Notice” shall have the definition ascribed to such term in Section 7.1 hereof.
“Exterior Wall Ordinance” shall have the meaning ascribed thereto in Section 2.4(h).
“FIRPTA Certificate” shall mean the affidavit of Seller under Section 1445 of the Internal Revenue Code, as amended, in substantially the form attached hereto as Exhibit G.
“Go Hard Notice” shall mean a notice from Purchaser to Seller, delivered prior to the expiration of the Study Period, in which Purchaser elects to proceed to Closing in accordance with this Agreement.
“Governmental Authority” shall mean any federal, state, county, municipal or other government or any governmental or quasi-governmental agency, department, commission, board, bureau, office or instrumentality, foreign or domestic, or any of them.
“Holdback Escrow Agreement” shall mean the agreement in the form attached hereto as Exhibit I.
“Hotel” shall have the definition ascribed to such term in the Recitations.
“Hotel Employees” shall mean all employees of Seller, Manager or any Affiliate thereof employed at the Property.
“Initial Deposit” shall have the meaning given such term in Section 2.3 hereof.
“Improvements” shall mean the Hotel and all other buildings, improvements, and other items of real estate located on the Land.
“Insurance Policies” shall mean all policies of insurance maintained by or on behalf of Seller pertaining to the Property, its operation, or any part thereof.
“Intangible Personal Property” shall mean, to the extent assignable, Seller’s right, title and interest in and to all intangible personal property owned or possessed by Seller and used in connection with the ownership or operation of the Property, including, without limitation, (1) Authorizations, (2) utility and development rights and privileges, general intangibles, business books and records (including, but not limited to, promotional material, tenant data, marketing and leasing material and forms (including but not limited to any such records, data, information, material and forms in the form of computerized files)), hotel specific domains, marks, website and related login information, intellectual property used in conjunction with the ownership or operation of the Hotel, plans and specifications pertaining to the Real Property and the Personal Property, (3) any unpaid award for taking by condemnation or any damage to the Land by reason of a change of grade or location of or access to any street or highway, (4) the share of the Rooms Ledger determined under Section 7.6 hereof, (6) Advance Bookings and (7) Warranties and Guaranties, excluding (a) Seller’s petty cash on hand, in bank accounts and invested with financial or other institutions, all of which shall be retained by Seller, and (b) accounts receivable, all of which shall be retained by Seller, except for the above described share of the Rooms Ledger.
“Inventory” shall mean all inventories of food and beverage (to the extent permitted by Applicable Laws, alcoholic and non-alcoholic) in opened or unopened cases whether in use or held in reserve storage for future use, all china, glassware, silverware, kitchen and bar small goods, guest supplies, operating supplies, printing, stationary and uniforms, whether in use or held in reserve storage for future use in connection with the operation of a hotel and all in-use or reserve stock of linens, towels, paper goods, soaps, cleaning supplies and the like with respect to the Hotel.
“Land” shall mean the air rights and those certain parcels of real estate lying and being in Suffolk County, Massachusetts, and more particularly described on Exhibit A hereof, together with all rights, titles, benefits, easements, privileges, remainders, tenements, hereditaments, interests, reversions and appurtenances thereunto belonging or in any way appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of Seller therein, in and to adjacent strips and gores, if any, between the Land and abutting properties, and in and to adjacent streets, highways, roads, alleys or rights-of-way, and the beds thereof (except to the extent, if any, that such strips or gores or such streets, highways, roads, alleys or rights-of-way abut or provide access to or benefit other properties owned by Seller), either at law or in equity, in possession or expectancy, now or hereafter acquired.
“Leased Property” shall mean all leased items of Tangible Personal Property, including, items subject to any capital lease, operating lease, financing lease, or any similar agreement.
“Leased Property Agreements” shall mean the lease agreements pertaining to the Leased Property set forth on Schedule 3.5 attached hereto.
“License Agreement” shall mean that certain Amended and Restated Franchise License Agreement, dated November 16, 2011, by and between Licensor, as licensor, and Operating Lessee, as licensee, as amended.
“Licensor” shall mean Hilton Franchise LLC, a Delaware limited liability company.
“Licensor Approval” shall have the meaning ascribed thereto in Section 2.4(f).
“Liquor Licenses” means the licenses and permits required for the sale and service of alcoholic beverages at the Hotel, which are held by Manager.

“Management Agreement” shall mean the management agreement (as distinguished from the License) between Operating Lessee and Manager for the management or operation of the Hotel.
“Manager” shall mean Remington Boston Employers, LLC.
“Monetary Encumbrance Release” shall have the meaning ascribed to such term in Section 2.4(e) hereof.
“Monetary Title Encumbrances” shall mean any title encumbrances affecting the Hotel which are comprised of (i) liens on the Property for unpaid taxes or judgments against Seller, other than liens for taxes not yet due and payable, (ii) mortgages, deeds of trust, security agreements, or other liens or charges in a fixed sum (or capable of computation as a fixed sum) securing indebtedness or obligations which were created or expressly assumed by Seller, or (iii) liens against the Property in the nature of those arising from judgments or pending litigation or construction, mechanics, materialmen’s or other liens or charges for work performed by or on behalf of Seller or Manager.
“New Survey” shall have the meaning ascribed to such term in Section 2.4(e) hereof.
“Non-Breach Inaccuracy” shall mean a breach or inaccuracy of a representation or warranty contained in Article III of this Agreement of which Seller gives Purchaser written notice prior to Closing or Purchaser otherwise obtains Actual Knowledge prior to Closing which does not constitute a breach or inaccuracy of any such representation or warranty made as of the Effective Date but would constitute a breach or inaccuracy of such representation or warranty if made as of the Closing Date (such as, for example, because Seller did not have knowledge, as such term is defined in Article III, of such matters as of the Effective Date), which breach or inaccuracy, in any case (i) arises out of the passage of time or occurrence of events or circumstances that are permitted to occur hereunder (other than those matters that are consented to in writing by Purchaser, or (ii) with respect to any representation or warranty made to Seller’s knowledge (as such term is defined in Article III), which does not constitute a breach or inaccuracy of any such representation or warranty made as of the Effective Date to Seller’s knowledge, but would constitute a breach or inaccuracy of such representation or warranty if made as of the Closing Date as a result of Seller’s knowledge obtained subsequent to the Effective Date). For the avoidance of doubt, any matter, fact or circumstance that has changed between the Effective Date and the Closing Date with Purchaser’s express written consent (e.g., Seller has entered into a new Operating Agreement with Purchaser’s consent (or deemed consent in accordance with the Approval Standard)) shall in no event constitute a Non-Breach Inaccuracy.
“Occupancy Agreements” shall mean all leases, concession or occupancy agreements in effect with respect to the Real Property and/or Hotel under which any tenants

(other than Hotel guests and Operating Lessee) or concessionaires occupy space upon the Real Property set forth on Schedule 3.9 attached hereto.
“Operating Agreements” shall mean all service, supply, maintenance, construction, capital improvement and other similar contracts in effect with respect to the Property (other than the Occupancy Agreements, Leased Property Agreements, Management Agreement, and the License Agreement) related to construction, operation, or maintenance of the Property set forth on Schedule 3.5 attached hereto.
“Operating Lease” shall mean that certain lease agreement between Fee Owner and Operating Lessee with respect to the Property.
“Ordinary Course of Business” means the ordinary course of business consistent with Seller’s past custom and practice for the Business during the twelve (12) months preceding the Effective Date, subject to the Management Agreement and the License Agreement, taking into account the facts and circumstances in existence from time to time.
“Owner’s Title Policy” shall mean an ALTA 2021 owner’s policy of title insurance issued to Purchaser by the Title Company, pursuant to which the Title Company insures Purchaser’s ownership of fee simple title to the Real Property, subject only to Permitted Title Exceptions. The Owner’s Title Policy shall insure Purchaser in the amount of the Purchase Price.
“Person” shall mean an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, Governmental Authority or other legal entity, in each case whether in its own or a representative capacity.
“Permitted Title Exceptions” shall mean:
(a)    the rights of tenants or hotel guests, as tenants or guests only, without any right to acquire any portion of the Property;
(b)    the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing;
(c)    local, state and federal laws, ordinances or governmental regulations, including but not limited to, building, zoning and land use laws, ordinances and regulations, now or hereafter in effect relating to the Property;
(d)    all matters identified in Schedule B of the Title Commitment, and all matters shown on the Survey (other than, in each case, any Purchaser’s Objections to which Purchaser has objected in accordance with Section 2.4(e) of this Agreement), all as approved or deemed approved by Purchaser pursuant to the terms of this Agreement;

(e)    monetary liens arising by, through or under Purchaser; and
(f)    additional items, if any, approved by Purchaser pursuant to Section 2.4(e) hereof.
“Personal Property” shall mean collectively the Tangible Personal Property and the Intangible Personal Property.
“Property” shall mean collectively the Real Property, Personal Property, the Occupancy Agreements, and, to the extent Purchaser elects to assume the same pursuant to the terms hereof, the Operating Agreements and the Leased Property Agreements.
“Purchase Price” shall mean One Hundred Seventy-Six Million Dollars ($176,000,000.00) payable in the manner described in Section 2.2 hereof.
“Purchaser Default” shall have the meaning ascribed to such term in Section 9.2 hereof.
“Purchaser Condition Failure” shall have the meaning ascribed to such term in Section 9.1 hereof.
“Purchaser Parties” shall have the meaning ascribed to such term in Section 2.4(a) hereof.
“Purchaser’s Objections” shall mean the objections defined as such in Section 2.4(e) hereof.
“Real Property” shall mean the Land and the Improvements with respect to the Hotel.
“Required Insurance” shall have the meaning ascribed to such term in Section 2.4(d) hereof.
“Retained Liabilities” shall have the meaning ascribed to such term in Section 7.9 hereof.
“Rooms Ledger” shall mean the final night’s room revenue for the Hotel (revenue from rooms occupied as of the Cut-Off Time, exclusive of food, beverage, telephone and similar charges charged or incurred as of such time which shall be shared equally by Purchaser and Seller), including any sales taxes, room taxes or other taxes thereon.
“Seller Condition Failure” shall have the meaning ascribed to such term in Section 9.2 hereof
“Seller Default” shall have the meaning ascribed to such term in Section 9.1(b) hereof.

“Seller’s Response” shall have the meaning ascribed thereto in Section 2.4(e).
“Seller’s Response Period” shall have the meaning ascribed thereto in Section 2.4(e).
“Seller’s Title Policy” shall mean the title policy defined as such in Section 2.4(b) hereof.
“Study Period” shall mean the period commencing on the Effective Date, and continuing through 5:00 p.m. Eastern Time on February 28, 2024. Except as expressly noted herein to the contrary, time periods herein referred to shall mean the time periods as in effect, from time to time, at New York, New York.
“Submission Matters” shall have the definition ascribed to such term in Section 2.4(b) hereof.
“Survey” shall mean the survey defined as such in Section 2.4(b) hereof.
“Tangible Personal Property” shall mean the items of tangible personal property including, but not limited to, all furniture, furnishings, fixtures, equipment, machinery, telephone systems, computer hardware and software (to the extent assignable), security systems, Inventory, vehicles and other tangible personal property of every kind and nature (which does not include cash-on-hand and petty cash funds) located at the Hotel and owned or leased by Seller, including, without limitation, Seller’s interest as lessee with respect to the Leased Property.
“Termination Notice” shall have the meaning ascribed thereto in Section 2.4(a).
“Title Commitment” shall mean the title commitment and exception documents defined as such in Section 2.4(e) hereof.
“Title Company” shall mean Commonwealth Land Title Insurance Company.
“Vouchers” shall mean any written undertaking (such as a guest certificate, coupon, letter of donation or “trade-out”) issued by Manager or Seller to permit the bearer to use a hotel guest room, or other hotel facility or service for which a charge is customarily imposed, without payment; provided that the term “Voucher” does not include any expired Vouchers, guest loyalty programs, gift certificates, or similar programs that are in each case sponsored or issued by Licensor or Manager and involve a reimbursement to the Hotel in connection with any guest stay.
“WARN Act” shall mean the Worker Adjustment and Retraining Notification Act (“WARN Act”).

“Warranties and Guaranties” shall mean any subsisting and assignable warranties and guaranties relating to the Improvements or the Tangible Personal Property or any part thereof.
ARTICLE II
PURCHASE AND SALE; DEPOSIT; PAYMENT OF
PURCHASE PRICE; STUDY PERIOD
2.1    Purchase and Sale. Seller agrees to sell and Purchaser agrees to purchase the Property for the Purchase Price and in accordance with and subject to the other terms and conditions set forth herein.
2.2    Payment of Purchase Price. The Purchase Price shall be paid to Seller in the following manner:
(a)    Purchaser shall receive a credit against the Purchase Price in an amount equal to the amount of the Deposit for the Property.
(b)    Purchaser shall pay the balance of the Purchase Price, as adjusted in the manner specified in Article VII and as set forth below, to Seller (or other party designated by Seller) at Closing by making a wire transfer of immediately available federal funds to the account of Seller (or other party designated by Seller). Such wire transfer shall be sent by Purchaser to the Escrow Agent for the account of Seller no later than 5:30 PM, Eastern time on the Closing Date.
(c)    Purchaser and Seller shall agree upon the allocation of the Purchase Price between the Real Property and the Personal Property prior to the expiration of the Study Period and shall aim to minimize the amount so allocated to Real Property; provided, however, if Purchaser and Seller cannot agree prior to expiration of the Study Period, and Purchaser does not exercise its right to terminate this Agreement at or prior to expiration of the Study Period in accordance with the terms hereof, each of Seller and Purchaser shall provide a proposed allocation of the Purchase Price between the Real Property and the Personal Property, and the allocation that allocates a lesser amount to the Real Property shall be used.
2.3    Deposit. On or before the date that is two (2) Business Days following the Effective Date, Purchaser shall deliver to Escrow Agent a wire transfer or cashier’s or certified check in the sum of Three Million Dollars ($3,000,000.00) (the “Initial Deposit”), proceeds of which wire transfer Escrow Agent shall deposit and invest in an interest bearing account at a financial institution acceptable to Purchaser. Fifty Dollars ($50.00) of the Initial Deposit shall represent the independent consideration for Seller’s execution of this Agreement and agreement to provide Purchaser with the Study Period. If Purchaser fails to timely deposit the Initial Deposit with Escrow Agent within two (2) Business Days following the Effective Date, Seller shall be entitled, as Seller’s sole and exclusive remedy, to terminate this Agreement by written notice to Purchaser at any time before the Initial Deposit is delivered to Escrow Agent, in which event neither party shall have any obligations hereunder, except those which expressly survive a termination of this Agreement. No later than one (1) Business Day following the expiration of the Study Period, if this Agreement has not been sooner terminated in accordance herewith and Purchaser elects to proceed with the transaction as set forth in Section 2.4, Purchaser shall deposit with Escrow Agent, by wire transfer an additional deposit in the amount of Five Million Dollars ($5,000,000.00) (the “Additional Deposit”). If, after Purchaser delivers a Go Hard Notice, Purchaser fails to timely deposit the Additional Deposit with Escrow Agent within one (1) Business Day following the expiration of the Study Period, Seller shall be entitled, as Seller’s sole and exclusive remedy, to terminate this Agreement by written notice to Purchaser at any time before the Additional Deposit is delivered to Escrow Agent, in which event the Initial Deposit shall be refunded to Purchaser and neither party shall have any obligations hereunder, except those which expressly survive a termination of this Agreement. If Purchaser deposits the Additional Deposit with Escrow Agent before Purchaser’s receipt of Seller’s termination notice, Purchaser shall be deemed to have timely deposited the Additional Deposit and Seller shall not thereafter be entitled to terminate this Agreement as a result of any delay in depositing the Additional Deposit. In the event Purchaser extends the Closing as provided in Section 7.1 of this Agreement, Purchaser shall deposit with Escrow Agent, by wire transfer a one-time extension deposit in the amount of Five Hundred Thousand Dollars ($500,000.00) (the “Extension Deposit”) no later than 5:00 PM New York, New York time on the date which is two (2) Business Days following the date the Extension Notice is delivered to Seller, which Extension Deposit shall be non-refundable to Purchaser except as otherwise expressly provided herein. If Purchaser fails to deposit the Extension Deposit with Escrow Agent by the originally scheduled Closing Date, Seller shall be entitled, as Seller’s sole and exclusive remedy, to terminate this Agreement by written notice to Purchaser at any time before the Extension Deposit is delivered to Escrow Agent, in which event the Initial Deposit and Additional Deposit shall be delivered to Seller and neither party shall have any obligations hereunder, except those which expressly survive a termination of this Agreement. If Purchaser deposits the Extension Deposit with Escrow Agent before Purchaser’s receipt of Seller’s termination notice, Purchaser shall be deemed to have timely deposited the Extension Deposit and Seller shall not thereafter be entitled to terminate this Agreement as a result of any delay in depositing the Extension Deposit. The Deposit shall be invested by Escrow Agent in a commercial bank or banks acceptable to Seller and Purchaser at money market rates, or in such other investments as shall be approved in writing by Seller and Purchaser. The Deposit shall be held and disbursed by Escrow Agent in strict accordance with the terms and provisions of this Agreement. All accrued interest or other earnings on the Deposit shall become part of the Deposit. The Deposit shall be fully refundable to Purchaser in the event Purchaser terminates this Agreement during the Study Period and shall be returned to Purchaser if Purchaser, prior to the expiration of the Study Period, fails to deliver the Go Hard Notice to Seller or fails to timely deposit the Additional Deposit following delivery of a Go Hard Notice. The Deposit shall be either (a) applied at the Closing against the Purchase Price, (b) returned to Purchaser pursuant hereto, or (c) paid to Seller pursuant hereto.
2.4    Study Period.

(a)    Purchaser and its agents, contractors, auditors, engineers, attorneys, employees, consultants, other representatives and potential lessees, partners, and lenders (collectively, “Purchaser Parties”) shall have the right, until 5:00 p.m., New York, New York time on the last day of the Study Period, and thereafter if Purchaser delivers the Go Hard Notice to Seller prior to the expiration of the Study Period, to enter upon the Real Property upon not less than twenty-four (24) hours prior notice to Seller, and to perform, at Purchaser’s expense, such economic, surveying, engineering, topographic, environmental, marketing and other tests, studies and investigations as Purchaser may deem appropriate (it being understood that Purchaser may contact Governmental Authorities as necessary in the ordinary course of obtaining a zoning report, environmental report, property condition report, lien searches, and/or bankruptcy, OFAC, UCC, and litigation searches). Purchaser shall have until the expiration of the Study Period to determine whether it (x) elects to proceed with the transactions contemplated by this Agreement, or (y) does not wish to acquire the Property for any reason or no reason. Accordingly, if Purchaser (i) elects to proceed, it shall deliver to Seller and Escrow Agent the Go Hard Notice, and (ii) elects to terminate the transaction, it shall deliver to Seller and Escrow Agent written notice of such termination (the “Termination Notice”), in any case, on or prior to the expiration of the Study Period. If Purchaser (A) delivers a Termination Notice or (B) fails to provide either the Go Hard Notice or the Termination Notice, in either case, on or before the expiration of the Study Period, then Purchaser shall be deemed to have elected not to proceed and to terminate the transaction, in which case, Escrow Agent shall be irrevocably authorized to return the Initial Deposit to Purchaser, and Purchaser and Seller shall be released from all further liability or obligation hereunder except those which expressly survive a termination of this Agreement. Once Purchaser delivers the Go Hard Notice to Seller on or prior to the expiration of the Study Period and the Additional Deposit to Escrow Agent in accordance with Section 2.3 hereof, the Deposit shall become non-refundable except as otherwise expressly provided herein. Purchaser Parties shall have no discussions, correspondence, or other contact with any Hotel Employees, other than the general manager of the Hotel (currently, Doug Koenig), unless coordinated with Seller or Manager (or an Affiliate thereof).
(b)    Within two (2) Business Days following the Effective Date, and thereafter promptly following Purchaser’s request therefor, to the extent in Seller’s or Manager’s possession or otherwise reasonably obtainable by Seller or Manager without additional material cost or expense, Seller shall deliver (unless otherwise provided below) copies of the following to Purchaser at Seller’s expense to the extent they relate to the Hotel (items (1) – (15) shall be referred to herein as the “Submission Matters”):
(1)    Copies of all Occupancy Agreements in effect as of the date of this Agreement.
(2)    Copies of all Authorizations including, without limitation, all certificates of occupancy, zoning and any existing written confirmation of any zoning designations if any, permits, authorizations, approvals, liquor licenses, liquor license applications and licenses issued by Governmental Authorities having jurisdiction over the Property and copies of all certificates issued by the local board of fire underwriters (or other body exercising similar functions) relating to the Property.
(3)    Copies of all Operating Agreements and Leased Property Agreements.
(4)    A copy of the Collective Bargaining Agreement.
(5)    Financial and operating statements for the Property, for the shorter of (x) the previous five (5) calendar years and the year to date, or (y) the period Seller has owned the Property.
(6)    The operating and capital expenditure budget for the Property for the shorter of (x) the current calendar year and for the previous three (3) calendar years, and (y) the period Seller has owned the Property.
(7)    Copies of all Warranties and Guaranties (available at the Property).
(8)    Copies of Seller’s most recently procured environmental site assessments, soil tests and/or other environmental tests, audits, studies or reports related to the Property prepared for Seller or Manager.
(9)    Copies of Seller’s most recently procured zoning reports related to the Property prepared for Seller or Manager.
(10)    Copies of Seller’s most recently procured property condition reports, parking, structural, mechanical, plumbing, electrical or other engineering reports.
(11)    Copies of Seller’s most recent title insurance policy (“Seller’s Title Policy”) and survey covering the Real Property (the “Survey”).
(12)    All real estate and personal property tax statements with respect to the Property for the shorter of (x) the previous three (3) calendar years and the year to date, or (y) the period Seller has owned the Property.
(13)    All notices of violations received from Governmental Authorities in the past 12 months in connection with the Property, which notices relate to violations which have not been cured.
(14)    Advance Bookings.
(15)    Any other documents and other diligence items reasonably requested by Purchaser required to complete its due diligence review.
In the event Seller fails to make available any of the Submission Matters as provided above or fails to provide any of the items specified in Section 2.4(e) below as provided therein,

Purchaser shall give Seller notice thereof so that Seller shall have an opportunity to cure such failure by providing such items. In the event Seller does not provide such Submission Matters or items specified in Section 2.4(e) prior to the expiration of the Study Period, Purchaser’s sole remedy shall be to terminate this Agreement on or before the expiration of the Study Period and receive a return of the Deposit. In the event Purchaser does not so terminate this Agreement prior to the expiration of the Study Period, Purchaser shall be deemed to have waived such failure.
(c)    If for any reason whatsoever, other than a default by Seller hereunder, Purchaser does not purchase the Property, Purchaser shall, upon request of Seller, promptly destroy, all copies of all the Submission Matters delivered to Purchaser or Purchaser Parties by Seller, provided that Purchaser may retain copies of Submission Matters in its automated computer backup systems or as otherwise required by law, regulation or document retention and compliance procedures. The provisions of this Section 2.4(c) shall survive for a period of six (6) months following the termination of this Agreement.
(d)    Purchaser shall indemnify, hold harmless and defend Seller and Manager from and against any actual out-of-pocket loss, actual damage (excluding special, consequential, punitive, exemplary, and speculative damages, unless actually payable by Seller to a third party), liability or claim for personal injury or property damage and any other actual out-of-pocket loss, actual damage (excluding special, consequential, punitive, exemplary, and speculative damages, unless actually payable by Seller to a third party), liability, claim or lien to the extent arising from the acts at or upon the Real Property by Purchaser or Purchaser Parties or any agents, contractors or employees of any of them in conducting engineering, environmental, and other tests and investigations upon the Real Property that Purchaser desires, but excluding any such loss, damage or claim (i) if and to the extent caused by the negligence or reckless or willful misconduct of Seller and/or Manager or their respective agents, contractors, auditors, engineers, attorneys, employees, consultants and other representatives and/or (ii) for any existing conditions merely discovered by Purchaser or Purchaser Parties, unless exacerbated by Purchaser’s gross negligence or willful misconduct (in which case Purchaser shall be responsible solely to the extent of such exacerbation). Purchaser understands and agrees that any on-site inspections of the Property shall occur at reasonable times agreed upon by Seller and Purchaser after not less than twenty-four (24) hours prior notice to Seller (which may be by e-mail) and shall be conducted so as not to interfere unreasonably with the operation of the Property and the use of the Property by the tenants and the guests of the Hotel. Seller and/or Manager shall have the right to have a representative present during any such inspections, provided that the failure of Seller and/or Manager to be present shall not inhibit any such inspection by Purchaser. If Purchaser desires to do any invasive testing at the Property, Purchaser shall do so only after notifying Seller and obtaining Seller’s prior written consent thereto, which consent shall not be unreasonably withheld or delayed and may be subject to reasonable terms and conditions as may be proposed by Seller. Purchaser shall not permit any liens arising from the performance of services by a Purchaser Party to attach to the Property by reason of such inspections. Purchaser shall (i) restore the Property, at its own expense, to substantially the same condition which existed prior to any inspections or other activities of Purchaser thereon; and (ii) be responsible for and pay any and all liens by contractors, subcontractors, materialmen, or laborers performing the inspections or any other work for Purchaser or Purchaser Parties on or related to the Property. All contractors and others performing any physical and environmental tests and studies on the Property shall carry the following: (i) property damage, bodily or personal injury or death insurance with limits of not less than $1,000,000 per occurrence limit, (ii) excess (umbrella) liability insurance with limits of not less than $1,000,000 per occurrence; (iii) comprehensive automobile liability insurance with a $1,000,000 combined single limit; (iv) employer’s liability insurance with a limit of $1,000,000 per occurrence; and (v) worker’s compensation insurance in compliance with applicable statutory requirements (collectively, the “Required Insurance”). Upon request of Seller, prior to performing any such physical and environmental tests and studies on the Property, Purchaser shall present to Seller reasonably satisfactory evidence that such party carries and maintains the Required Insurance. Until January 4, 2025, Purchaser shall not solicit for employment any Hotel Employees except for employment at the Hotel in accordance with Section 6.5 if the transaction is consummated. The provisions of this Section 2.4(d) shall survive any termination of this Agreement and a closing of the transaction contemplated hereby.
(e)
(1)    Within two (2) days following the Effective Date (if same has not already been ordered), Seller shall order from the Title Company for delivery to Purchaser and Seller, a title insurance commitment issued by the Title Company covering the Real Property, binding the Title Company to issue the Owner’s Title Policy together with legible copies (to the extent such legible copies are available) of all documents identified in such title insurance commitment as exceptions to title (collectively, the “Title Commitment”), with respect to the state of title to the Property. Purchaser also shall request, at Purchaser’s expense, that the Title Company obtain municipal lien certificates from the City of Boston for the Real Property and water and sewer certificates from the City of Boston for the Real Property, and Seller agrees to cooperate with Purchaser and the Title Company to obtain such municipal lien certificates and water and sewer certificates. No later than the date that is ten (10) days prior to the expiration of the Study Period, Purchaser shall notify Seller of any matters shown on such Survey or identified in the Title Commitment that Purchaser is unwilling to accept (collectively, “Purchaser’s Objections”). If any of Purchaser’s Objections consist of Monetary Title Encumbrances, then, to that extent, notwithstanding anything herein to the contrary, Seller shall be obligated to either (i) pay and discharge or (ii) bond against in a manner legally sufficient to cause to be released (individually and collectively, a “Monetary Encumbrance Release”). For such purposes, Seller may use all or a portion of the Purchase Price to effectuate a Monetary Encumbrance Release with respect to any such Monetary Title Encumbrances at the Closing. Other than as specifically required in this Agreement, Seller shall not be obligated to incur any expenses or incur any liability to cure any Purchaser’s Objections. Seller may notify Purchaser within five (5) days after receipt of notice of Purchaser’s Objections (“Seller’s Response Period”) whether Seller, in its sole discretion, agrees to attempt to cure any of such Purchaser’s Objections (“Seller’s Response”). If Seller agrees in Seller’s Response to attempt to cure any of such Purchaser’s Objections, Seller shall use good faith efforts (without the obligation to expend any money or incur any liability except with regards to the release of Monetary Title Encumbrances which Seller shall cause to be released) to cure such Purchaser’s Objections which Seller has agreed to attempt to cure on or before the Closing Date to the reasonable satisfaction of Purchaser. If Seller is unable to cure such Purchaser’s Objections by the Closing Date, Purchaser shall, on the Closing Date, elect (1) to waive such Purchaser’s Objections without any abatement in the Purchase Price, or (2) to terminate this Agreement in which case the Deposit shall be promptly returned to Purchaser and the parties hereto shall be released from all further obligations hereunder, except those which expressly survive a termination of this Agreement. If Seller does not provide Seller’s Response to Purchaser within Seller’s Response Period, Seller shall be deemed to have elected not to attempt to cure Purchaser’s Objections. If Seller elects in Seller’s Response not to attempt to cure all or any number of Purchaser’s Objections or if Seller is deemed to have elected not to attempt to cure Purchaser’s Objections pursuant to the preceding sentence, on or prior to the expiration of the Study Period, Purchaser shall elect (1) to waive any Purchaser’s Objections which Seller has elected or is deemed to have elected not to attempt to cure without any abatement in the Purchase Price, or (2) to terminate this Agreement in which case the Deposit shall be promptly returned to Purchaser and the parties hereto shall be released from all further obligations hereunder, except those which expressly survive a termination of this Agreement. In the event Purchaser does not provide to Seller notice of Purchaser’s election under the preceding sentence within such period, Purchaser shall be deemed to have elected clause (1) of the preceding sentence.
(2)    Whether or not Purchaser shall have furnished to Seller any notice of Purchaser’s Objections pursuant to the foregoing provisions of this Agreement, Purchaser may, at or prior to the expiration of the Study Period, notify Seller in writing of any Purchaser’s Objections with respect to any matters or conditions reflected on a new survey of the Property obtained by Purchaser (the “New Survey”) and not reflected on the Survey; provided, however, that Purchaser must notify Seller of any such Purchaser’s Objections by the earlier of (x) five (5) Business Days following receipt of the New Survey and (y) three (3) Business Days prior to expiration of the Study Period. With respect to any such Purchaser’s Objections made to the New Survey (except with regards to the release of Monetary Title Encumbrances which Seller shall cause to be released), Seller shall have the same option to cure and Purchaser shall have the same option to accept title subject to such matters or to terminate this Agreement as those which apply to any Purchaser’s Objections made pursuant to Section 2.4(e)(1), provided that in such case, the last day of Seller’s Response Period shall be the earlier of (x) three (3) days after receipt of notice of Purchaser’s Objections and (y) two (2) Business Days prior to the expiration of the Study Period. For the avoidance of doubt, if Seller elects in Seller’s Response not to attempt to cure all or any number of Purchaser’s Objections relating to the New Survey or if Seller is deemed to have elected not to attempt to cure Purchaser’s Objections relating to the New Survey, no later than the expiration of the Study Period Purchaser shall elect either (1) to waive any Purchaser’s Objections relating to the New Survey which Seller has elected or is deemed to have elected not to attempt to cure without any abatement in the Purchase Price, or (2) to terminate this Agreement in which case the Deposit shall be promptly returned to Purchaser and the parties hereto shall be released from all further obligations hereunder, except those which expressly survive a termination of this Agreement.
(3)    Except as otherwise provided herein, Seller shall not, after the date of this Agreement, voluntarily subject the Real Property to any liens, encumbrances, covenants, conditions, restrictions, easements or other title matters or seek any zoning changes without Purchaser’s prior written consent, which consent: (i) prior to expiration of the Study Period, shall not be unreasonably withheld or delayed, and (ii) after the expiration of the Study Period and Purchaser’s election to proceed with the transaction in accordance herewith, may be granted or withheld in Purchaser’s sole discretion. All title matters revealed by the Title Commitment and Survey (or any update obtained by Purchaser) which are not objected to by Purchaser as provided above (other than Monetary Title Encumbrances which will be covered by a Monetary Encumbrance Release at Closing), or which are waived or deemed waived by Purchaser as provided above, shall all be deemed Permitted Title Exceptions.
(f)    In addition to the above, prior to the expiration of the Study Period, Purchaser shall use diligent efforts, with Seller’s commercially reasonable assistance, to obtain (i) the written consent of the Licensor to a new franchise agreement between Licensor and Purchaser on terms acceptable to Purchaser in Purchaser’s sole discretion and (ii) a Property Improvement Plan (“PIP”) from Licensor acceptable to Purchaser in Purchaser’s sole discretion in both scope and cost of repairs and improvements required by Licensor to the Hotel and Improvements (the foregoing (i) and (ii), collectively, the “Licensor Approval”).
(g)    Prior to the expiration of the Study Period, Purchaser shall, and Seller shall cause Manager to, use diligent efforts to agree with Manager on a form of new management agreement for Manager’s management and operation of the Hotel after Closing (the “New Management Agreement”), the form of which New Management Agreement shall be attached to an amendment to this Agreement upon the expiration of the Study Period, and to be executed and delivered by Purchaser and Manager upon Closing hereunder and dated as of the Closing Date, with only such applicable de minimis edits that are necessary to prepare the document for execution at Closing. Seller acknowledges and agrees that Manager is an Affiliate of Seller and as such, Seller has the ability to cause Manager to take such actions required of Manager pursuant to this Agreement and, accordingly, Manager’s failure or refusal to so execute the New Management Agreement at Closing shall constitute a Seller Default hereunder.
(h)    During the Study Period, at Seller’s sole cost and expense, Seller (or Purchaser, if Purchaser and Seller agree) will order an inspection from Wessling Architects to confirm that the Improvements are in compliance with requirements of City of Boston Code, Ordinances Section 9-9.12 (the “Exterior Wall Ordinance”). Seller agrees to pay any fines, penalties or fees assessed against Seller or the Property related to the Exterior Wall Ordinance which relate to the time period prior to the Closing Date. The provisions of this Section 2.4(h) shall survive the Closing.

ARTICLE III
SELLER’S REPRESENTATIONS AND WARRANTIES
To induce Purchaser to enter into this Agreement and to purchase the Property, and to pay the Purchase Price therefor, Seller, to its knowledge and except for and subject to information contained in the Submission Matters, hereby makes the following representations and warranties:
3.1    Organization and Power. Seller is duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to enter into and perform its obligations hereunder and under any document or instrument required to be executed and delivered on behalf of Seller hereunder. Seller is, or at Closing will be, qualified to do business and is in good standing under the laws of Massachusetts.
3.2    Authorization and Execution. This Agreement and, at Closing, the Closing Documents, have been duly authorized by all necessary action on the part of Seller, has been duly executed and delivered by Seller, constitutes the valid and binding agreements of Seller and is enforceable in accordance with its terms. The person executing this Agreement, and, at Closing, the Closing Documents, on behalf of Seller has the authority to do so.
3.3    Non-contravention. Subject to any consent to the assignment of any particular Operating Agreement, Occupancy Agreement or Leased Property Agreement required by the terms thereof or by applicable law and to the payment in full at the Closing of any Monetary Title Encumbrances, the execution and delivery of, and the performance by Seller of its obligations under, this Agreement does not and will not contravene, or constitute a default under, any provision of applicable law or regulation, Seller’s organizational documents or any agreement, judgment, injunction, order, decree or other instrument binding upon Seller or to which the Property is subject, or result in the creation of any lien or other encumbrance on any asset of Seller.
3.4    Compliance with Existing Laws. Seller has not received from any Governmental Authority written notice within the past year (i) of any violation of any provision of Applicable Laws, including, but not limited to, those of environmental agencies, with respect to the ownership, operation, use, maintenance or condition of the Property, which violation has not been remedied, or (ii) that the Hotel is the subject of any pending or threatened investigations by any Governmental Authority relating to a violation or suspected violation of applicable law in connection with the current condition, occupancy or use of the Property. Seller has delivered to Purchaser true, correct and complete copies of all Authorizations in effect.
3.5    Management Agreement/Operating Agreements. There are no management contracts in effect with respect to the Property other than the Management Agreement. True, correct and complete copies of the Operating Agreements and Leased Property Agreements set forth on Schedule 3.5 attached hereto have been provided to Purchaser. There are no management, service, supply, or maintenance contracts by and between (x) Seller or Manager and (y) Ashford or any Persons affiliated therewith (including, without limitation, INSPIRE, RED Hospitality and Leisure, OpenKey, Pure Wellness and/or Premier), in effect with respect to the Property which will remain in effect after Closing (subject to Section 6.1 hereof) other than as set forth on Schedule 3.5 attached hereto. All parties to material Operating Agreements or Leased Property Agreements have performed all of their obligations thereunder in all material respects, and are not in default thereunder in any material respect. For purposes of this Agreement, an Operating Agreement or Leased Property Agreement shall be deemed “material” if it requires aggregate annual payments in excess of $25,000.00 for any year during the term of such Contract.
3.6    Condemnation Proceedings; Roadways. Seller has received no written notice of or has knowledge of any condemnation or eminent domain proceeding pending or threatened against the Property or any part thereof.
3.7    Actions or Proceedings. To Seller’s Knowledge, there is no action, suit or proceeding, pending, and Seller has not received written notice of any threatened action, suit or proceeding, against or affecting Seller in any court or before any arbitrator, or before or by any Governmental Authority which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which Seller is a party or by which it is bound and that is or is to be used in connection with, or is contemplated by, this Agreement, (b) would materially and adversely affect the business, results of operations or operation of the Property in the Ordinary Course of Business, (c) would materially and adversely affect the ability of Seller to perform its obligations hereunder, or under any document to be delivered by Seller pursuant hereto or (d) would create a lien on the Property, any part thereof or any interest therein which would not be discharged at Closing.
3.8    Labor and Employment. Seller does not have any Hotel Employees and Manager is the employer of all Hotel Employees. Neither Seller nor Manager is a party to any employment agreements with respect to the Property other than the Collective Bargaining Agreement made available to Purchaser as Submission Matters. The Collective Bargaining Agreement has not been amended. A true, correct and complete copy of the Collective Bargaining Agreement has been provided to Purchaser. There are no claims, grievances or administrative or judicial proceedings pending or, to Seller’s actual knowledge, threatened in writing, against the Seller or Manager filed by or on behalf of the Hotel Employees.
3.9    Occupancy Agreements. There are no leases, concessions or occupancy agreements in effect with respect to the Real Property other than the Occupancy Agreements listed on Schedule 3.9 attached hereto. True, correct and complete copies of the Occupancy Agreements have been provided to Purchaser. All parties to Occupancy Agreements have performed all of their obligations thereunder in all material respects, and are not in default thereunder in any material respect.
3.10    Seller Is Not a “Foreign Person”. Seller, or if Seller is a disregarded entity, Seller’s owner, is not a “foreign person” within the meaning of Section 1445 of the Internal

Revenue Code, as amended (i.e., Seller is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person as those terms are defined in the Internal Revenue Code and regulations promulgated thereunder).
3.11    Bankruptcy. Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors that remains pending, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets that remains pending, (iv) suffered the attachment or other judicial seizure of all, or substantially all of Seller’s assets that remains pending, (v) admitted in writing its inability to pay its debts as they come due or (vi) made an offer of settlement, extension or composition to its creditors generally.
3.12    Terrorism. None of Seller or its Affiliates is in violation of any laws relating to terrorism, money laundering or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Action of 2001, Public Law 107-56 and Executive Order No. 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) (the “Executive Order”) (collectively, the “Anti-Money Laundering and Anti-Terrorism Laws”). For purposes of this Section 3.12, any interest in Seller or its Affiliates held via public shares is not included in this representation.
(1)    None of Seller or either its Affiliates, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers or for or on behalf of any person, group, entity or nation who commits, threatens to commit, or supports terrorism, including those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time.
(2)    None of Seller or its Affiliates (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person included in the lists set forth in the preceding paragraph; (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Money Laundering and Anti-Terrorism Laws.
3.13    License Agreement. The License Agreement is in full force and effect and, to Seller’s knowledge, there are no material defaults or events that with notice or the passage of time or both, would constitute a material default by Seller thereunder, nor by any other party thereto. All fees and charges due and payable by Seller to Licensor under the License Agreement have been paid, or will be paid at Closing, and Seller has not received written notice from Licensor of any default, deficiency or other quality insufficiency notice in connection with the License Agreement which has not been remedied. There is no unamortized key money under the License Agreement.
3.14    Taxes. Seller is current in its payment of all taxes, including penalties and interest, that are due on or have accrued through the Effective Date and which would be delinquent if unpaid on the Closing Date and all required reports and returns relating thereto have been, or will be, timely filed, subject to any extension rights. All sales and use taxes required to be paid or collected by Seller or Manager in the ownership and operation of the Property have been or will be collected and paid, in the Ordinary Course of Business, to the appropriate governmental authority through the Closing Date. Seller has not received any written notice for an audit of any taxes which has not been resolved or completed and Seller is not currently contesting any taxes.
3.15    Financial Statements. The financial and operating statements of the Hotel provided by Seller to Purchaser for fiscal years 2018, 2019, 2020, 2021, 2022, and 2023, are true and correct copies of the documents used in connection with the reporting by Seller to its clients, investors and lenders. To Seller’s knowledge, all such financial and operating statements so provided are in all material respects true and complete and fairly represent the financial condition of Seller and the Hotel as of the dates stated therein.
3.16    Personal Property. All of the Tangible Personal Property are owned by the Seller and shall be conveyed to Purchaser on the Closing Date, free and clear of all liens, encumbrances and security interests. Except for the Leased Property, none of the Tangible Personal Property required for the operation, repair or maintenance of the Property is leased from or owned by third-parties.
3.17    Capital Improvements; Offline Rooms. As of the Effective Date, there are no ongoing capital improvement projects with respect to the Real Property, the cost of which is equal to or greater than Fifteen Thousand Dollars ($15,000), individually or in the aggregate. As of the Effective Date, there are no “offline” or “out of order” hotel rooms.
3.18    Liquor License. Neither Seller nor, to Seller’s knowledge, Manager, has received any written notice from any Governmental Authority of any violation, suspension or revocation of the Liquor Licenses that has not been cured or dismissed.
3.19    Rights of First Offer. Seller has not granted a right of first refusal, first offer or option for the purchase or lease of the Property or any portion thereof, which remains outstanding.
Each of the representations and warranties contained in this Article III and its various subparagraphs are intended for the benefit of Purchaser and may be waived in whole or in part, by Purchaser. Subject to the limitations contained in Section 10.15 hereof, all rights and remedies arising in connection with the untruth or inaccuracy of any such representations and warranties shall survive the Closing of the transaction contemplated hereby as provided in Section 10.15.

The term “to Seller’s knowledge” or similar phrase as used in this Article III and elsewhere in this Agreement shall mean the then actual current knowledge of Brandon Pover, the designated asset manager of Seller, Adam Tegge and Deric Eubanks, without any duty of investigation or inquiry other than the duty of reasonable inquiry of Doug Koenig, the general manager of the Hotel, and Dominique Marty. Such designated asset manager and general manager shall have no personal liability for such representations.
3.20    LIMITATION ON SELLER’S REPRESENTATIONS AND WARRANTIES. PURCHASER ACKNOWLEDGES AND AGREES THAT, OTHER THAN A REPRESENTATION, WARRANTY OR COVENANT EXPRESSLY SET FORTH IN THIS AGREEMENT (A BREACH OF WHICH PURCHASER MAY MAINTAIN AN ACTION IN ACCORDANCE WITH AND SUBJECT TO ARTICLE IX AND SECTION 10.15 OF THIS AGREEMENT) OR AS EXPRESSLY SET FORTH IN A CLOSING DOCUMENT, THE PROPERTY IS SOLD “AS IS” “WHERE IS” AND “WITH ALL FAULTS” AND NEITHER SELLER, NOR ANY AGENT OR REPRESENTATIVE OF SELLER, HAS MADE, NOR IS SELLER LIABLE FOR OR BOUND IN ANY MANNER BY ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTEES, PROMISES, STATEMENTS, INDUCEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR ANY PART THEREOF, THE PHYSICAL CONDITION, ENVIRONMENTAL CONDITION, INCOME, EXPENSES OR OPERATION THEREOF, THE USES WHICH CAN BE MADE OF THE SAME OR ANY OTHER MATTER OR THING WITH RESPECT THERETO, INCLUDING ANY EXISTING OR PROSPECTIVE LEASES. WITHOUT LIMITING THE FOREGOING, PURCHASER ACKNOWLEDGES AND AGREES THAT, OTHER THAN A REPRESENTATION, WARRANTY OR COVENANT EXPRESSLY SET FORTH IN THIS AGREEMENT (A BREACH OF WHICH PURCHASER MAY MAINTAIN AN ACTION IN ACCORDANCE WITH AND SUBJECT TO ARTICLE IX AND SECTION 10.15 OF THIS AGREEMENT) OR AS EXPRESSLY SET FORTH IN A CLOSING DOCUMENT, SELLER IS NOT LIABLE FOR OR BOUND BY (AND PURCHASER HAS NOT RELIED UPON) ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR FINANCIAL STATEMENTS PERTAINING TO THE OPERATION OF THE PROPERTY, OR ANY OTHER INFORMATION RESPECTING THE PROPERTY FURNISHED BY SELLER OR ANY EMPLOYEE, AGENT, CONSULTANT OR OTHER PERSON REPRESENTING OR PURPORTEDLY REPRESENTING SELLER. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT, OTHER THAN A REPRESENTATION, WARRANTY OR COVENANT SET FORTH IN THIS AGREEMENT (A BREACH OF WHICH PURCHASER MAY MAINTAIN AN ACTION IN ACCORDANCE WITH AND SUBJECT TO ARTICLE IX AND SECTION 10.15 OF THIS AGREEMENT) OR AS EXPRESSLY SET FORTH IN A CLOSING DOCUMENT, IT SHALL BE PURCHASING THE PROPERTY IN AN “AS IS” “WHERE IS” AND “WITH ALL FAULTS” CONDITION AT THE DATE OF CLOSING WITH RESPECT TO THE STRUCTURAL AND MECHANICAL ELEMENTS OF THE PROPERTY, THE PHYSICAL AND ENVIRONMENTAL CONDITION OF THE PROPERTY, THE FIRE-LIFE SAFETY SYSTEMS AND THE FURNITURE, FIXTURES AND EQUIPMENT LOCATED THEREON OR ATTACHED THERETO, ALL OF WHICH

PURCHASER AND ITS CONSULTANTS SHALL HAVE INSPECTED AND EITHER APPROVED OR WAIVED OBJECTION TO ON OR PRIOR TO THE CLOSING AND PURCHASER HEREBY RELEASES SELLER AND ITS AFFILIATES FROM ANY AND ALL OBLIGATIONS, LIABILITIES, CLAIMS, DEMANDS, SUITS, CAUSES OF ACTION, DAMAGES, JUDGMENTS, COSTS AND EXPENSES RELATING TO ANY OF THE FOREGOING, EXCEPT WITH RESPECT TO PURCHASER’S RIGHTS AND REMEDIES SET FORTH IN ARTICLE IX AND SECTION 10.15 OF THIS AGREEMENT. PURCHASER ALSO ACKNOWLEDGES THAT, AS OF THE CLOSING DATE, IT SHALL HAVE INDEPENDENTLY INVESTIGATED, ANALYZED AND APPRAISED TO ITS SATISFACTION THE VALUE AND THE PROFITABILITY OF THE PROPERTY. PURCHASER ACKNOWLEDGES THAT, TO THE EXTENT REQUIRED TO BE OPERATIVE, THE DISCLAIMERS OF WARRANTIES CONTAINED IN THIS SECTION ARE “CONSPICUOUS” DISCLAIMERS FOR PURPOSES OF ANY APPLICABLE LAW, RULE, REGULATION OR ORDER. THE PROVISIONS OF THIS SECTION 3.21 SHALL SURVIVE THE CLOSING.
Except with respect to those representations, warranties and covenants expressly set forth in this Agreement (a breach of which Purchaser may maintain an action in accordance with and subject to Article IX and Section 10.15 of this Agreement), it is specifically understood and agreed by Seller and Purchaser that Seller does not make, and shall not be deemed to have made, any representation, warranty or covenant with respect to (i) any Environmental Laws that may affect any of the Property or (ii) the presence or absence of any Hazardous or Toxic Substances in, on, above, under or about any of the Property. Purchaser, for itself and its successors in interest, hereby releases Seller and its Affiliates from, and waives all claims and liability against Seller and its Affiliates for or attributable to, any structural, physical and/or environmental condition at the Property, including without limitation the presence, discovery or removal of any Hazardous Substances or Toxic Substances in, at, about or under such Property, or connected with or arising out of any and all claims or causes of action based upon any Environmental Laws, including, without limitation, CERCLA (Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by SARA Superfund Amendment and Reauthorization Act of 1986 and as may be further amended from time to time) or any related claims or causes of action or any other federal or state based statutory or regulatory or other causes of action for environmental contamination at, in or under any Property. As used in this Section 3.20, (A) the term “Environmental Laws” means all federal, State and local laws, codes, ordinances, rules, orders and regulations now or hereafter in effect relating to pollution or the protection of the environment, including without limitation, all laws, codes, ordinances, rules, orders and regulations governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge, spill or disposal of any or all Hazardous or Toxic Substances, and (B) the term “Hazardous Substances” or “Toxic Substances” means materials and substances defined as “hazardous substances”, “hazardous wastes”, “toxic substances” or “toxic wastes” in (I) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601-9675, as amended by the Superfund Amendments and Reauthorization Act of 1988, and any further amendments thereto and rules, orders and regulations thereunder; (II) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901-6992, as amended by the Hazardous and Solid Waste Amendments of 1984, and any further amendments thereto and rules, orders and regulations thereunder; or (III) any other Environmental Laws.
ARTICLE IV
PURCHASER’S REPRESENTATIONS AND WARRANTIES
To induce Seller to enter into this Agreement and to sell the Property, Purchaser hereby makes the following representations and warranties:
4.1    Organization and Power. Purchaser is duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to enter into and perform its obligations under this Agreement and any document or instrument required to be executed and delivered on behalf of Purchaser hereunder.
4.2    Authorization and Execution. This Agreement has been duly authorized by all necessary action on the part of Purchaser, has been duly executed and delivered by Purchaser, constitutes the valid and binding agreement of Purchaser and is enforceable in accordance with its terms. The person executing this Agreement on behalf of Purchaser has the authority to do so.
4.3    Non-contravention. The execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder do not and will not contravene, or constitute a default under, any provisions of applicable law or regulation, Purchaser’s organizational documents, or any agreement, judgment, injunction, order, decree or other instrument binding upon Purchaser or result in the creation of any lien or other encumbrance on any asset of Purchaser.
4.4    Litigation. There is no action, suit or proceeding, pending or threatened in writing, against or affecting Purchaser in any court or before any arbitrator or before any Governmental Authority which (a) would be reasonably expected to affect the validity or enforceability of this Agreement, or (b) would materially and adversely affect the ability of Purchaser to perform its obligations hereunder, or under any document to be delivered pursuant hereto.
4.5    Patriot Act. Purchaser is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by the United States Treasury Department as a Specifically Designated National and Blocked person, or for or on behalf of any person, group, entity or nation designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism; and it is not engaged in this transaction directly or indirectly on behalf of, or facilitating this transaction directly or indirectly on behalf of, any such person, group, entity or nation.
4.6    Terrorism. None of Purchaser or, to Purchaser’s actual knowledge, its Affiliates, is in violation of any Anti-Money Laundering and Anti-Terrorism Laws.

(a)    None of Purchaser or, to Purchaser’s actual knowledge, its Affiliates, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S. government agencies, all as may be amended from time to time.
(b)    None of Purchaser or, to Purchaser’s actual knowledge, its Affiliates (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person included in the lists set forth in the preceding paragraph; (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Money Laundering and Anti-Terrorism Laws.
ARTICLE V
CONDITIONS PRECEDENT
5.1    As to Purchaser’s Obligations. Purchaser shall have the remedies and Closing obligations set forth in Section 9.1 hereof, which section contains the sole and exclusive remedies and Closing obligations of Purchaser, if any of the following conditions are not satisfied by Seller or waived by Purchaser on or before the Closing Date (unless the failure to satisfy such condition is caused by the default of Purchaser or its Affiliates under this Agreement):
(a)    Seller’s Deliveries. Seller shall have delivered to or for the benefit of Purchaser, on or before the Closing Date, all of the documents required of Seller pursuant to Sections 7.2 and 7.4 hereof.
(b)    Representations, Warranties and Covenants; Obligations of Seller; Certificate. All of Seller’s representations and warranties made in this Agreement shall be true and correct in all material respects (meaning no breach or inaccuracy that is not cured by Seller would reasonably be expected to result in Purchaser incurring or assuming, or the Property being affected by, any liability, obligation, damage, loss, cost or expense in an amount equal to or greater than $100,000 (“5.1(b) Damages”)) as of the date hereof and as of the Closing Date as if then made (except for untruths or inaccuracies of which Purchaser obtains knowledge prior to the expiration of the Study Period), and Seller shall deliver a certificate to such effect (“Seller’s Date-down Certificate”). Seller shall have performed in all material respects all of its covenants and other obligations under this Agreement. For purposes of this Section 5.1(b), a breach or inaccuracy of a representation or warranty shall be deemed cured by Seller if on or before the expiration of the cure period set forth in Section 9.1(a), Seller (i) agrees to pay or provide to Purchaser a credit to the Purchase Price at Closing in the amount of the 5.1(b) Damages, or (ii)

takes corrective action that causes the breach or inaccuracy to no longer be a breach or inaccuracy in any material respect if then remade.
(c)    Operating Lease and Management Agreement. The Operating Lease between Fee Owner and Operating Lessee, and the Management Agreement between Operating Lessee and Manage shall be terminated without cost or expense to Purchaser.
(d)    Management Agreement. Manager shall have entered into the New Management Agreement.
(e)    Licensor Approval. Provided that Seller shall have paid all amounts due to Licensor that are accrued and unpaid under the License Agreement as of the Closing Date, Licensor shall be prepared to execute and deliver a new license agreement with Purchaser consistent with the Licensor Approval obtained during the Study Period. If Purchaser did not obtain Licensor Approval prior to the expiration of the Study Period, this condition shall not be applicable to Purchaser.
(f)    Title Policy. Subject only to the payment of all premiums, the Title Company shall be irrevocably committed to issue to Purchaser the Title Policy subject only to Permitted Title Exceptions.
Each of the conditions contained in this Section are intended for the benefit of Purchaser and may be waived in whole or in part, in writing, by Purchaser or automatically if Purchaser proceeds to Closing.
5.2    As to Seller’s Obligations. Seller shall have the remedies and Closing obligations set forth in Section 9.2 hereof, which section contains the sole and exclusive remedies and Closing obligations of Seller, if any of the following conditions are not satisfied by Purchaser or waived by Seller on or before the Closing Date (unless the failure to satisfy such condition is caused by the default of Seller or its Affiliates under this Agreement):
(a)    Purchaser’s Deliveries. Purchaser shall have delivered to or for the benefit of Seller, on or before the Closing Date, all of the documents and payments required of Purchaser pursuant to Sections 7.3 and 7.4 hereof.
(b)    Representations, Warranties and Covenants; Obligations of Purchaser. All of Purchaser’s representations and warranties made in this Agreement shall be true and correct in all material respects as of the date hereof and as of the date of Closing as if then made and Purchaser shall deliver a certificate to such effect (“Purchaser’s Date-down Certificate”). Purchaser shall have performed in all material respects all of its covenants and other obligations under this Agreement.
(c)    License Agreement. At Purchaser’s expense for any application or similar fees charged, and any costs incurred, in either case, by Licensor in connection with the satisfaction and/or compliance with any property improvement plan required by Licensor under the new license agreement between Purchaser and Licensor (but not, for the avoidance of doubt, any and all amounts due to Licensor that are accrued and unpaid under the License Agreement as of the Closing Date, for which Seller shall be responsible), Purchaser shall have entered into a new license agreement with Licensor and the License Agreement and any guarantee thereof shall be terminated without payment of any liquidated damages.
(d)    Management Agreement. At Purchaser’s expense, Purchaser shall have entered into the New Management Agreement.
Each of the conditions contained in this Section are intended for the benefit of Seller and may be waived in whole or in part, in writing, by Seller or automatically if Seller proceeds to Closing.
ARTICLE VI
COVENANTS OF SELLER AND PURCHASER
6.1    Operating Agreements/Occupancy Agreements/Leased Property Agreements. From and after the expiration of the Study Period, Seller shall not enter into, and Seller shall not permit Manager to enter into, any new Operating Agreements, Occupancy Agreements or Leased Property Agreements or any modifications to any such agreements except as required by the terms thereof, unless (a) any such agreement or modification will not bind Purchaser or the Property after the date of Closing or is subject to termination on not more than forty-five (45) days’ notice without penalty or fee, or (b) Seller has obtained Purchaser’s prior written consent to such agreement or modification, which consent may be granted or withheld in Purchaser’s sole discretion and shall be deemed given if, within five (5) Business Days following Purchaser’s receipt of Seller’s request, Purchaser does not expressly object to the request or withhold its consent thereto (the “Approval Standard”). If there are any Operating Agreements or Leased Property Agreements that Purchaser elects not to assume at Closing, Purchaser shall notify Seller in writing prior to the expiration of the Study Period as to which Operating Agreements and Leased Property Agreements Purchaser does not want to assume and Seller will terminate, at Purchaser’s cost and expense, such Operating Agreement(s) and/or Leased Property Agreements at or prior to Closing; notwithstanding the foregoing, Seller agrees to pay any termination fees or penalties associated with terminating any contracts with parties which are Affiliates of Seller, Ashford or Manager. Seller agrees to pay any termination fees or penalties associated with terminating any Operating Agreements and/or Leased Property Agreements to be assumed by Purchaser to the extent any such Operating Agreement or Leased Property Agreement is not assignable without the consent of the counterparty thereto and the counterparty thereto withholds its consent (excluding any such Operating Agreements and/or Leased Property Agreements for which consent is withheld due to modifications or amendments proposed by Purchaser). Seller shall not cancel, or cause to be cancelled, or permit Manager to cancel, any Operating Agreement or Leased Property Agreement that Purchaser has elected to assume, Occupancy Agreement or Leased Property Agreement at any time prior to the Closing with the prior written consent of Purchaser, which may be granted or withheld in its sole discretion, subject to the Approval Standard. Notwithstanding anything stated herein to the contrary, from the date of this

Agreement until the Closing or earlier termination of this Agreement, Seller, unless required by operation of law, shall not, and shall cause Manager to not, without the explicit prior consent of the Purchaser, (i) enter into any other (or amend any existing) collective bargaining agreement or other labor agreement with any labor organization with respect to Hotel Employees, or (ii) enter into a (or amend or modify any existing) card-check recognition agreement, neutrality agreement or labor agreement of any kind if any provision thereof binds or obligates Purchaser, or any of its Affiliates, with respect to any employees (or prospective employees) other than Hotel Employees.
6.2    Warranties and Guaranties. Seller shall not before or after Closing release or modify any Warranties and Guaranties, if any, except with the prior written consent of Purchaser which may be granted or withheld in its sole discretion, which consent shall be subject to the Approval Standard.
6.3    Insurance. Seller shall pay all premiums on, and shall not cancel or voluntarily allow to expire, any of Seller’s Insurance Policies unless such policy is replaced, without any lapse of coverage, by another policy or policies providing coverage at least as extensive as the policy or policies being replaced.
6.4    Operation of Property Prior to Closing. Seller covenants and agrees with Purchaser that, to the extent it is legally entitled to do so, between the date of this Agreement and the date of Closing and subject to the terms of the Management Agreement:
(a)    Seller shall, and shall cause Manager to, operate and maintain the Property and the Hotel in the Ordinary Course of Business and in compliance with the Management Agreement, subject to this Agreement and seasonal differences and events or conditions beyond Seller’s reasonable control; provided, however, nothing in this Agreement shall be construed to require Seller to comply with the PIP (final or proposed) in connection with Purchaser’s new license agreement.
(b)    Seller shall, and shall cause Manager to, pay (subject to legal rights of appeal and protest) prior to delinquency all ad valorem, occupancy and sales taxes due and payable with respect to the Property or the operation of the Hotel. Seller shall not commence, continue and/or settle any proceeding to contest any taxes for any taxable period which includes the Closing Date without Purchaser’s prior written consent.
(c)    Seller shall, and shall cause Manager to, continue to take guest room reservations and to book functions and meetings and otherwise to promote the business of the Property in the Ordinary Course of Business; and all advance room bookings and reservations and all meetings and function bookings shall be booked at rates, prices and charges charged by Seller for such purposes in the Ordinary Course of Business. Seller acknowledges that the Purchase Price includes the transfer of Advance Bookings and any payments and/or deposits made pursuant to such Advance Bookings and Seller shall provide, and/or cause Manager to provide, any information in their possession or control required of Purchaser to honor such Bookings.
(d)    Seller shall promptly advise Purchaser of any litigation, arbitration or administrative hearing concerning the Property of which Seller obtains actual knowledge.
(e)    Seller shall refrain, and shall cause Manager to refrain, from removing or causing or permitting to be removed any of the Real Property or any part or portion of the Tangible Personal Property owned or leased by Seller or Manager, unless, with respect to Tangible Personal Property, (x) the same is, in the Ordinary Course of Business, no longer needed or useful or is replaced, prior to Closing, with similar items of at least equal or better suitability, quality and value, free and clear of any liens or security interests and (y) the sale of food and beverage and retail merchandise in the Ordinary Course of Business.
(f)     Seller shall not: (a) apply for or consent to any change to the zoning classification of the Property or (b) perform any capital improvements to the Improvements, other than (y) maintenance or repair of the Improvements in the Ordinary Course of Business, and (z) capital improvements necessitated by an emergency or casualty (subject to the provisions of Section 8.1 hereof).
6.5    Employee Claims.
(a)    Purchaser shall hold harmless, indemnify and defend Seller, Operating Lessee and Manager and their Affiliates from and against any and all actual out-of-pocket claims, causes of action, proceedings, judgments, actual damages (excluding special, consequential, punitive, exemplary, and speculative damages, unless actually payable by Seller to a third party), penalties, liabilities, actual out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Seller, Operating Lessee or Manager or any Affiliate thereof with respect to claims, causes of action, judgments, damages, penalties and liabilities asserted by or on behalf of Hotel Employees under any contract (including, without limitation, any obligations under the Collective Bargaining Agreement, all of which Purchaser or its manager shall assume at Closing) or statute accruing and arising on or after the Closing Date, including, without limitation (A) the termination of such Hotel Employees; (B) any and all liability under the WARN Act; (C) the failure of Purchaser to comply with the provisions of any collective bargaining agreement; (D) any claim arising under the Family and Medical Leave Act or other state leave of absence statute made by someone on a statutorily-approved leave of absence at the time of Closing; (E) any alleged discrimination, breach of contract or other wrongful termination (under federal statutes, state statutes or common law); (F) any alleged right to workers’ compensation benefits, unemployment compensation or statutory or contractual severance, including claims for any withdrawal liability or unfunded liability incurred because of participation in any pension plan covered by the Multiemployer Pension Plan Amendments Act of 1980 or other multiemployer pension plan or similar fund; and (G) any claims for employee benefit contributions, vacation pay or sick pay which is accrued but unpaid as of the Closing Date and which Purchaser has agreed to pay pursuant to the terms Section 7.6 hereof.
(b)    Seller shall hold harmless, indemnify and defend Purchaser and its Affiliates from and against any and all claims, causes of action, proceedings, judgments, damages, penalties, liabilities, costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Purchaser or any Affiliate thereof with respect to claims, causes of action, judgments, damages, penalties and liabilities asserted by or on behalf of Hotel Employees under any contract (including, without limitation, any obligations under the Collective Bargaining Agreement) or statute accruing or arising prior to the Closing Date, including, without limitation (A) the termination of such Hotel Employees; (B) any and all liability under the WARN Act; (C) the failure of Seller, Operating Lessee or Manager or their Affiliates to comply with the provisions of any collective bargaining agreement; (D) any claim arising under the Family and Medical Leave Act or other state leave of absence statute made by someone on a statutorily-approved leave of absence at the time of Closing; (E) any alleged discrimination, breach of contract or other wrongful termination (under federal statutes, state statutes or common law); (F) any alleged right to workers’ compensation benefits, unemployment compensation or statutory or contractual severance, including claims for any withdrawal liability or unfunded liability incurred because of participation in any pension plan covered by the Multiemployer Pension Plan Amendments Act of 1980 or other multiemployer pension plan or similar fund (collectively, “Employment Claims”); and (G) any claims for employee benefit contributions, vacation pay or sick pay which were accrued and due to be paid prior the Closing Date.
(c)     The provisions of this Section 6.5 shall survive the Closing.
6.6    Sale of Assets.
(a)    The parties acknowledge that neither Seller nor Purchaser is or will be a contributing employer to the UNITE HERE Workers and Hospitality Employers Variable Defined Benefit Pension Fund (the “Multiemployer Plan”), a multiemployer plan as defined in Section 4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). For the avoidance of doubt, nothing in this Agreement is intended to nor shall have the effect of creating an employer-employee relationship between either Seller or Purchaser and Hotel Employees. The Hotel Employees, their representative, and benefit plans in which they are participants are not third party beneficiaries of this Agreement and neither Seller nor Purchaser is assuming any employment or benefit related liability by virtue of this Agreement.
Nonetheless, the Seller and Purchaser intend that the sale of the Hotel contemplated by this agreement shall qualify under Section 4204 of ERISA and accordingly that no complete or partial withdrawal shall be deemed to have occurred by reason of such sale. The Purchaser agrees it shall, or shall cause its manager to, contribute to the Multiemployer Plan after the Effective Date with respect to the operations of the Hotel through at least the end of the fifth plan year of the Multiemployer Plan beginning after the Effective Date (the period from the Effective Date through such plan year end, the “Continuation Period”) for substantially the same number of contribution base units for which Seller or Manager had an obligation to contribute to the Multiemployer Plan with respect to the Hotel. Furthermore, in the event of Purchaser’s complete withdrawal or partial withdrawal (within the meaning of Section 4203 and 4205, respectively of ERISA) from the Multiemployer Plan at any time within the Continuation Period or thereafter, Purchaser shall hold harmless, indemnify and defend or cause to be indemnified and defended Seller and its Affiliates from and against any and all claims, causes of action, proceedings, judgments, actual damages (excluding special, consequential, punitive, exemplary, and speculative damages, unless actually payable by Seller to a third party), penalties, liabilities, actual out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Seller with respect to claims, causes of action, judgments, damages, penalties and liabilities arising out of or related to such complete or partial withdrawal during the Continuation Period.
(b)    The Purchaser and Seller shall each cooperate with one another for the purpose of establishing the availability of or obtaining a variance from the bond or escrow requirement under section 4204(a)(1)(B) of ERISA and the sale-contract requirement under section 4204(a)(1)(C) of ERISA. Purchaser shall be responsible for making the request to the Multiemployer Plan for such variance, if necessary. The following provisions shall apply only if no such variance is available and any such request is denied.
(1)    The Purchaser shall, or shall cause its manager to, provide to the Multiemployer Plan for a period of five years of the Multiemployer Plan, commencing with the first plan year beginning after the Effective Date, a bond issued by a corporate surety company that is an acceptable surety for purposes of Section 412 of ERISA, or an amount held in escrow by a bank or similar financial institution satisfactory to the Multiemployer Plan, in an amount equal to the greater of (i) the average annual contribution required to be made by Seller with respect to the operations of the Hotel for the three plan years of the Multiemployer Plan preceding the plan year in which the Effective Date occurs or (ii) the annual contribution Seller was required to make under the Multiemployer Plan with respect to the operations of the Hotel for the last plan year prior to the plan year in which the Effective Date occurs. The bond or escrow shall provide for payment to the Multiemployer Plan if the Purchaser withdraws from the Multiemployer Plan in a complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) or fails to make a contribution to the Multiemployer Plan, when due, at any time during the first five plan years of the Multiemployer Plan beginning after the Effective Date.
(2)    If the Purchaser withdraws from the Multiemployer Plan in a complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) with respect to the operations of the Hotel during the Continuation Period, Seller shall be secondarily liable for any withdrawal liability it would have had to the Multiemployer Plan with respect to the operation of the Hotel (but for Section 4204 of ERISA) if the liability of the Purchaser with respect to the Multiemployer Plan is not paid.

(c)    Seller shall be responsible for posting any bond or an amount in escrow, and all expenses and costs associated therewith, which may be required under Section 4204(a)(3) by reason of a distribution of the assets of or a liquidation of Seller, if necessary.
(d)    Each party shall indemnify the other from and against any and all claims, causes of action, proceedings, judgments, actual damages (excluding special, consequential, punitive, exemplary, and speculative damages, unless actually payable by such Party to a third party), penalties, liabilities, actual out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by the other party arising out of any breach of this Section 6.6.
(e)    None of the provisions in this Agreement shall be deemed to be an amendment to any ERISA plan or plan pursuant to a Collective Bargaining Agreement, nor shall they create any rights in any third parties, participants, employees, former employees or beneficiaries. The Hotel Employees, their representative, and benefit plans in which they are participants are not third party beneficiaries of this Agreement.
ARTICLE VII
CLOSING
7.1    Closing. The Closing shall occur on the Closing Date; provided, upon not less than three (3) Business Days’ prior written notice prior to the originally scheduled or then-scheduled Closing Date (the “Extension Notice”), Purchaser shall have the right to extend the Closing Date by up to fifteen (15) days upon delivery of the Extension Notice to Seller and subsequent deposit of the Extension Deposit with Escrow Agent (which Extension Deposit shall be deposited no later than two (2) Business Days before Closing). As more particularly described below, at the Closing the parties hereto will (i) execute or cause to be executed, or instruct the Escrow Agent to release, all of the documents required to be delivered in connection with the transactions contemplated hereby (the “Closing Documents”), (ii) deliver or cause to be delivered the same to Escrow Agent, and (iii) take or cause to be taken all other action required to be taken in respect of the transactions contemplated hereby. The Closing will occur through escrow at the Title Company, or at such other place as Purchaser and Seller may mutually agree. At the Closing, Purchaser shall deliver the balance of the Purchase Price to Escrow Agent as provided herein. As provided herein, the parties hereto will agree upon adjustments and prorations to certain items which cannot be exactly determined at the Closing and will make the appropriate adjustments with respect thereto. Possession of the Property shall be delivered to Purchaser at the Closing, subject only to Permitted Title Exceptions and the rights of tenants, licensees and concessionaires under the Occupancy Agreements and guests in possession.
7.2    Seller’s Deliveries. At the Closing, Seller shall deliver, or shall cause Manager to deliver, as applicable, to Escrow Agent all of the following instruments, each of which shall have been duly executed and, where applicable, acknowledged and/or sworn, on behalf of Seller and/or Manager, as applicable, and shall be dated to be effective as of the Closing Date:

(a)    The Deed.
(b)    The Bill of Sale.
(c)    The Assignment and Assumption Agreement.
(d)    The Assignment of Occupancy Agreements.
(e)    The FIRPTA Certificate.
(f)    Any other document or instrument specifically required by this Agreement to be delivered by Seller on or before the Closing Date.
(g)    Evidence of termination of the Operating Lease and the Management Agreement.
(h)    The CBA Side Letter Assumption Agreement.
(i)    To the extent the Personal Property includes any vehicles owned by Seller, title to such vehicle, executed by the Seller in such manner as is required to convey ownership to Purchaser, and registration materials (condition may be accomplished post-closing).
(j)    Seller’s Date-down Certificate.
(k)    The New Management Agreement.
7.3    Purchaser’s Deliveries. At or prior to the Closing, Purchaser shall deliver or cause to be delivered to Escrow Agent the following, duly executed and, where applicable, acknowledged and/or sworn on behalf of Purchaser, and dated as of the Closing Date:
(a)    The Assignment and Assumption Agreement.
(b)    The Assignment of Occupancy Agreements.
(c)    The New Management Agreement.
(d)    The CBA Side Letter Assumption Agreement.
(e)    Purchaser’s Date-down Certificate.
(f)    Any other documents or instruments specifically required by this Agreement to be delivered by Purchaser on or before the Closing Date.
(g)    At the Closing, Purchaser shall deliver to Escrow Agent the portion of the Purchase Price described in Section 2.2 hereof.

7.4    Mutual Deliveries. At the Closing, Purchaser and Seller shall mutually execute and deliver or cause to be delivered:
(a)    A closing statement reflecting the Purchase Price and the adjustments and prorations required hereunder and the allocation of income and expenses required hereby.
(b)    Subject to the provisions of Section 8.6 hereof, such other documents, instruments and undertakings as may be required by the liquor authorities of the State where the Property is located, or of any county or municipality or governmental entity having jurisdiction with respect to the transfer or issue of liquor licenses or alcoholic beverage licenses or permits for the Hotel, to the extent not theretofore executed and delivered.
(c)    Such other and further documents, papers and instruments as may be reasonably required by the parties hereto or their respective counsel or the Title Company which are not inconsistent with this Agreement or the other Closing Documents.
To the extent the delivery of any of the items in Sections 7.2, 7.3 or 7.4 of this Agreement are conditions precedent to the obligation of a party pursuant to Sections 5.1 or 5.2 of this Agreement, and the condition relating to any such item is not satisfied as of Closing, but the party for whose benefit such unsatisfied condition is made elects, nonetheless, to proceed to Closing, the delivery of the item applicable to the unsatisfied condition shall not be required pursuant to the provisions of Section 7.2, 7.3 or 7.4 of this Agreement.
7.5    Closing Costs. Except as is explicitly provided in this Agreement, each party hereto shall pay its own legal fees and expenses. All filing fees for the Deed and the transfer, recording, sales or other similar taxes and surtaxes due with respect to the transfer of title, as well as the cost for title insurance, endorsements and surveys, and any other costs specified on Schedule 1 attached hereto, shall all be paid in accordance with allocations set forth in Schedule 1. To the extent releases or corrective instruments are required to be delivered by Seller pursuant to the terms of this Agreement, Seller shall pay for the costs associated with the releases of any deeds of trust, mortgages and other Monetary Title Encumbrances encumbering the Property and for any costs associated with any corrective instruments. All other costs (except any costs incurred by either party for its own account) which are necessary to carry out the transactions contemplated hereunder shall be allocated between Purchaser and Seller in accordance with local custom in the jurisdiction in which the Hotel is located. The provisions of this Section 7.5 shall survive the Closing and any termination of this Agreement.
7.6    Revenue and Expense Allocations. All revenues and expenses with respect to the Property, and applicable to the period of time before and after Closing, determined in accordance with sound accounting principles consistently applied, shall be allocated between Seller and Purchaser as provided herein. Pursuant to such allocation, Seller shall be entitled to all revenue and shall be responsible for all expenses for the period of time up to the Cut-off Time, and Purchaser shall be entitled to all revenue and shall be responsible for all expenses for the period of time following the Cut-off Time. Such allocations and adjustments shall be shown on the closing statement (with such supporting documentation as the parties hereto may reasonably require being attached as exhibits to the closing statements) and shall increase or decrease (as the case may be) the cash amount payable by Purchaser pursuant to Section 2.2 hereof. All prorations shall be made on the basis of the actual number of days in the year and month in which the Closing occurs or in the period of computation. Without limiting the generality of the foregoing, the following items of revenue and expense shall be allocated and prorated at Closing:
(a)    Current rents under Occupancy Agreements (excluding rent under the Operating Lease).
(b)    Real estate and personal property taxes.
(c)    Revenue and expenses under the Operating Agreements and Leased Property Agreements to be assigned to and assumed by Purchaser in accordance with this Agreement, with Seller being credited for amounts prepaid, and Purchaser being credited for amounts accrued and unpaid. Purchaser shall receive a credit for all deposits held by Seller under the Operating Agreements and Leased Property Agreements which are not transferred to Purchaser, and Purchaser thereafter shall be obligated to refund or apply such deposits in accordance with the terms of such Operating Agreements and Leased Property Agreements. Seller shall receive a credit for all deposits made by Seller under the Operating Agreements and Leased Property Agreements which are transferred to Purchaser or remain on deposit for the benefit of Purchaser.
(d)    Utility charges (including, but not limited to, charges for phone service, cable television, gas, water, sewer and electricity). The parties shall use commercially reasonable efforts to obtain readings for all utilities as of the Cut-Off Time. If readings cannot be obtained as of the Closing Date, the cost of such utilities shall be prorated between Seller and Purchaser by estimating such cost on the basis of the most recent bill for such service; provided, however, that after the Closing, the Parties shall re-prorate the amount for such utilities and pay any deficiency in the original proration to the other Party promptly upon receipt of the actual bill for the relevant billing period, which obligation shall survive the Closing.
(e)    Except to the extent an adjustment or proration is made under another subsection of this Section 7.6, (i) Seller shall pay in full prior to the Closing all amounts payable to vendors or other suppliers of goods or services for the Business (the “Trade Payables”) which are due and payable as of the Closing Date for which goods or services have been delivered to the Hotel prior to Closing, and (ii) Purchaser shall receive a credit for the amount of such Trade Payables which have accrued, but are not yet due and payable as of the Closing Date, and Purchaser shall pay all such Trade Payables accrued as of the Closing Date when such Trade Payables become due and payable; provided, however, Seller and Purchaser shall re-prorate the amount of credit for any Trade Payables and pay any deficiency in the original proration to the other Party promptly upon receipt of the actual bill for such goods or services.

(f)    All amounts prepaid, accrued or due and payable under any Authorizations transferred to Purchaser. Seller shall receive a credit for all deposits made by Seller under the Authorizations which are transferred to Purchaser or which remain on deposit for the benefit of Purchaser.
(g)    All other revenues and expenses of the Property as of the Cut-off Time, including, but not limited to, such things as restaurant, bar and meeting room income and expenses and the like.
(h)    The Rooms Ledger and housekeeping costs for the night during which the Cut-off Time occurs (to be apportioned equally between Seller and Purchaser). With respect to Advance Bookings, Purchaser shall receive a credit for all prepaid deposits for Advance Bookings scheduled to occur on or after the Closing Date, except to the extent such deposits are transferred to Purchaser. For the avoidance of doubt, it is expressly agreed by and between Purchaser and Seller that, other than the guest ledger, Purchaser is not purchasing any of Seller’s accounts receivable.
(i)    Seller shall close out the transactions in the restaurants and bars in the Hotel as of the regular closing time for such restaurants and bars during the night in which the Cut-Off Time occurs and retain all monies collected as of such closing, and Purchaser shall be entitled to any monies collected from the restaurants and bars thereafter.
(j)    Such other items as are usually and customarily prorated between purchasers and sellers of hotel properties in the area where the Property is located.
Seller shall receive a credit for any prepaid expenses accruing to periods on or after the Closing Date. Purchaser shall receive a credit against the Purchase Price for the total of (i) prepaid rents, (ii) prepaid room receipts and deposits, function receipts and deposits and other reservation receipts and deposits, (iii) unforfeited security deposits together with any interest payable to a tenant thereon held by Seller under Occupancy Agreements and (iv) 100% of the face amount of all outstanding Vouchers that have not expired or been redeemed on or before the Closing Date. At Closing, Seller shall receive a credit for all cash balances in house banks for the benefit of Purchaser as of the Cut-off Time and for the so-called “guest ledger” as mutually approved by Purchaser and Seller for the Hotel of guest accounts receivable payable to the Hotel as of the Cut-off Time (based on guests and customers then using the Hotel) in occupancy as of the Cut-off Time. For purposes of this Agreement, transfer or sale at face value shall have the following meanings: (i) for cash in the amount equal to the total of all cash funds that are transferred to Purchaser or for the benefit of Purchaser following Closing; and (ii) for the guest ledger, the total of all credit card or other accounts receivable as shown on the records of the Hotel, less actual collection costs (i.e., fees retained by credit card companies, online travel agencies and other reservation costs), less accounting charges for rooms furnished on a gratuity or complimentary basis to any hotel staff or as an accommodation to other parties and less Purchaser’s one-half (1/2) share of the Rooms Ledger. For the avoidance of doubt, it is expressly agreed by and between Purchaser and Seller that other than the guest ledger pursuant to this Section 7.6, Purchaser is not purchasing any of Seller’s accounts receivable.
In the event that the Hotel does not have 2.5-PAR of linen as of the Closing Date, Seller shall provide Purchaser with a credit at Closing in an amount equal to the actual cost of additional linens sufficient to cause the Hotel to contain at least 2.5-PAR of linens as of Closing.
With respect to all Hotel Employees and such Executive Employees as are retained or rehired by Purchaser on or after the Closing, Seller, Operating Lessee or Manager shall pay or cause to be paid on or before the Closing Date, all costs and expenses associated with accrued but unpaid salary, wages and bonuses, accrued but unpaid profit sharing and pension, health and welfare benefits or benefit fund contributions, accrued but unpaid fringe benefits, accrued but unpaid employee severance payments, and other accrued but unpaid compensation and fringe benefits, but only earned vacation pay, and excluding all accrued and/or earned sick leave (collectively, “Accrued Compensation”), which is accrued and due as of the Closing Date.  Purchaser shall pay, when due, any Accrued Compensation not yet due as of the Closing Date, subject to issuance to Purchaser of a credit against the Purchase Price equal to the amount of such accrued but not yet due Accrued Compensation.
Seller shall be required to pay or cause to be paid all retail sales (as distinguished from any tax on the sale of any personal property effected pursuant to this Agreement), occupancy and liquor taxes and like impositions up to but not including the date of Closing. Any such taxes applicable to the Rooms Ledger shall be apportioned equally between Seller and Purchaser.
If accurate allocations cannot be made at Closing because current bills are not obtainable or final tax bills have not been issued for the fiscal year in which the Closing occurs (as, for example, in the case of utility bills and/or real estate or personal property taxes), the parties shall allocate such revenue or expenses at Closing on the best available information, subject to adjustment upon receipt of the final bill or other evidence of the applicable revenue or expense. The obligation to make the adjustment shall survive the closing of the transaction contemplated by this Agreement for ninety (90) days after Closing. Any revenue received or expense incurred by Seller or by Purchaser with respect to the Property after the date of Closing shall be promptly allocated in the manner described herein and the parties shall promptly pay or reimburse any amount due. In the event any revenues attributable to periods from and after the Closing are received by or on behalf of Seller, then Seller shall promptly remit same to Purchaser. In the event any revenues attributable to periods before the Closing are received by or on behalf of Purchaser, then Purchaser shall remit same to Seller on or prior to the date that is ninety (90) days after Closing. If Seller and Purchaser are unable to agree on the closing statement allocations on the Closing Date, the Closing shall occur and a preliminary closing statement shall be signed with respect to such amounts and issues that are agreed upon by Seller and Purchaser. With respect to any closing statement amounts or issues that are not agreed upon at Closing, Seller and Purchaser shall thereafter work in good faith to resolve, allocate or prorate such amounts or issues; provided that if such amounts or issues are not fully agreed upon and paid within ninety (90) days after the Closing, then, in such event, such amounts or issues shall be submitted to an independent certified public accountant with a hospitality practice reasonably acceptable to Seller and Purchaser, for final resolution, and Seller and Purchaser agree to be bound by the determination of such accountant. The costs and expenses incurred in connection with the services of such accountant shall be borne and paid equally by Purchaser and Seller. The provisions of this Section 7.6 shall survive the Closing.
7.7    Safe Deposit Boxes. On the Closing Date, Seller shall cause Manager to make available to Purchaser at the Hotel all receipts and agreements in Manager’s possession relating to all safe deposit boxes in use at the Hotel, other than safes or lockboxes, if any, located inside individual guest rooms in the Hotel. From and after the Closing, Seller shall be relieved of any and all responsibility in connection with each said box, and Purchaser shall indemnify Seller and hold them harmless from and against any actual, out-of-pocket claim, liability, cost or expense (including reasonable attorneys’ fees) incurred by them with respect thereto. Seller shall indemnify and hold Purchaser harmless from and against any actual, out-of-pocket liability, claim, cost or expense (including reasonable attorney’s fees) with respect to such safety deposit box arising prior to the Closing Date. The provisions of this Section 7.7 shall survive the Closing.
7.8    Inventory of Baggage. The representatives of Seller and/or Manager, and of Purchaser shall prepare an inventory of baggage at the Hotel as of 12:00 noon on the Closing Date (which inventory of baggage shall be binding on all parties thereto) of (i) all luggage, valises and trunks checked or left in the care of the Hotel by guests then or formerly in the Hotel, (ii) parcels, laundry, valet packages and other property of guests checked or left in the care of the Hotel by guests then or formerly in the Hotel (excluding, however, property in Hotel safe deposit boxes), (iii) all luggage or other property of guests retained by Seller as security for any unpaid accounts receivable, and (iv) all items contained in the Hotel lost and found. Purchaser shall be responsible from and after the Closing Date for all baggage and other items listed in such inventory of baggage, and Purchaser shall indemnify and hold Seller thereof harmless from and against any claim, liability, cost or expense (including reasonable attorneys’ fees) incurred by them with respect thereto. Seller hereby agrees to indemnify and hold Purchaser harmless from any other liability or claims with respect to such inventory of baggage arising prior to the Closing Date. The provisions of this Section 7.8 shall survive the Closing.
7.9    Liabilities and Indemnification.
(a)    At Closing, Purchaser shall assume all (i) obligations which Purchaser expressly assumes under this Agreement or in any Closing Document, (ii) Advance Bookings for which Purchaser receives a credit at Closing pursuant to the terms hereof, (iii) liabilities for which Purchaser receives a credit to the Purchase Price on the closing statement or pursuant to any post-closing adjustments, and (iv) obligations under Permitted Title Exceptions and tax obligations including, without limitation, all federal, state, or local income, real property, sales and use, employment, occupancy and/or excise taxes, which accrue to the period from and after the Closing Date, or which accrue to the period prior to the Closing Date and for which Purchaser receives a credit to the Purchase Price on the closing statement or pursuant to any post-closing adjustments, (v) for any Hotel Employees to the extent arising or accruing from and after the Closing Date, and (vi) liabilities arising from any claims by third parties for personal injury or property damage arising out of events occurring from and after the Closing (“Purchaser Liabilities”). Purchaser hereby indemnifies and holds Seller, its Affiliates, members and partners, and the partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing, harmless from and against any and all costs, fees, expenses, damages, deficiencies, interest and penalties (including, without limitation, reasonable attorneys’ fees and disbursements), losses, liabilities, claims, damages and expenses arising out of, or in any way relating to, the Purchaser Liabilities, excluding special, consequential, punitive, exemplary, and speculative damages, unless actually payable by Seller to a third party.
(b)    At Closing, Seller shall retain all liabilities, costs, obligations and expenses, whether fixed or contingent, recorded or unrecorded, known or unknown, with respect to the Hotel, but in no event including any liabilities relating to any environmental or other physical condition of the Property, as follows: (a) to the extent Purchaser did not receive a credit at Closing, all tax obligations, including, without limitation, all federal, state, or local income, real property, sales and use, employment, occupancy and/or excise taxes and withholding liabilities and obligations of Seller or any of its Affiliates with respect to periods prior to the Closing and/or in connection with the transfer of the Real Property to Purchaser at Closing, and any interest, fines or penalties thereon or with respect to returns filed or required to be filed in connection therewith; (b) to the extent Purchaser did not receive a credit at Closing, for any Hotel Employees to the extent arising or accruing prior to the Closing Date, including the payment of any Accrued Compensation due to such Hotel Employees, (c) liabilities arising from any claims by third parties (but excluding in all instances any Affiliate of Purchaser or any of their respective Affiliates) for personal injury or property damage arising out of events occurring prior to the Closing; (d) all liabilities and obligations under the Operating Lease, the License Agreement and the Management Agreement and/or the termination(s) thereof, and (e) any liability for indebtedness, loans or grants undertaken by Seller or Seller’s Affiliates pursuant to any congressional action or presidential executive orders, including, without limitation, any payroll protection loans, venue grants or restaurant revitalization grants, in connection with the operation of the Hotel or any other aspect of the Property (collectively, “Retained Liabilities”). Seller hereby indemnifies and holds Purchaser, its Affiliates, members and partners, and the partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing, harmless from and against any and all costs, fees, expenses, damages, deficiencies, interest and penalties (including, without limitation, reasonable attorneys’ fees and disbursements), losses, liabilities, claims, damages and expenses arising out of, or in any way relating to, the Retained Liabilities, excluding special, consequential, punitive, exemplary, and speculative damages, unless actually payable by Purchaser to a third party.
(c)    The provisions of this Section 7.9 shall survive the Closing.

ARTICLE VIII
GENERAL PROVISIONS
8.1    Fire or Other Casualty. Seller agrees to give Purchaser prompt notice of any fire or other casualty to the Property costing more than Ten Thousand Dollars ($10,000) to repair and occurring between the Effective Date and the Closing Date of which Seller has knowledge. If, prior to Closing, the Property is damaged by fire or other casualty which is fully insured (without regard to deductibles) and would cost not more than Five Hundred Thousand Dollars ($500,000) and require less than 180 days to repair, then neither party shall have the right to terminate its obligations under this Agreement to purchase or sell the Property by reason thereof and the Closing shall take place without abatement of the Purchase Price, but Seller shall assign to Purchaser at the Closing all of Seller’s interest in any insurance proceeds (except use and occupancy insurance, rent loss and business interruption insurance, and any similar insurance for the period preceding the Closing Date) that may be payable to Seller on account of any such fire or other casualty, to the extent such proceeds have not been previously expended or are otherwise required to reimburse Seller for actual expenditures of restoration, plus Seller shall credit the amount of any deductibles under any policies related to such proceeds to the Purchase Price. If any such damage due to fire or other casualty is insured and would cost in excess of Five Hundred Thousand Dollars ($500,000) or require more than 180 days to repair, then Purchaser may terminate its obligations under this Agreement to purchase the Property by written notice given to Seller within ten (10) days after Seller has given Purchaser the notice of damage or casualty referred to in this Section 8.1, or on the Closing Date, whichever is earlier, in which case the Deposit shall be promptly returned to Purchaser and the parties hereto shall be released of all further obligations hereunder with respect to the Property except those which expressly survive a termination of this Agreement. Should Purchaser elect to proceed to Closing notwithstanding the amount of the insured loss or the time required for repairs, the Closing shall take place without abatement of the Purchase Price and at Closing Seller shall assign to Purchaser the insurance proceeds and grant to Purchaser a credit against the Purchase Price equal to the amount of the applicable deductible. If, prior to Closing, any Property is damaged by fire or other casualty which is uninsured and would cost more than Twenty-Five Thousand Dollars ($25,000) to repair, then Purchaser may terminate its obligations under this Agreement to purchase the Property by written notice given to the Seller within ten (10) days after Seller has given Purchaser the notice of damage or casualty or on the Closing Date, whichever is earlier, in which case the Deposit shall be promptly returned to Purchaser and the parties hereto shall be released of all further obligations hereunder, except those which expressly survive a termination of this Agreement. If Purchaser does not elect to terminate its obligations under this Agreement with respect to an uninsured casualty as aforesaid, or if any uninsured fire or casualty would cost not more than One Hundred Thousand Dollars ($100,000) to repair, then the Closing shall take place as provided herein, and the Purchase Price shall be reduced by the estimated amount to repair such casualty, not to exceed One Hundred Thousand Dollars ($100,000). Notwithstanding the foregoing, if the estimated amount to repair such uninsured casualty is not more than Five Hundred Thousand Dollars ($500,000) but more than Twenty-five Thousand Dollars ($25,000), Seller, at its option, may elect to provide Purchaser with a credit to the Purchase Price at Closing for the estimated amount to repair such casualty, in which event Purchaser shall proceed to Closing and the Purchase Price shall be reduced by the estimated amount to repair such casualty.
8.2    Condemnation. After the Effective Date, Seller agrees to give Purchaser prompt notice of any notice it receives of any taking or threat of taking by condemnation of any part of or rights appurtenant to the Real Property. If such taking will materially interfere with the operation or use of, access/ingress to, or parking with respect to the Property which constitutes a part of such Real Property, the Purchaser may terminate its obligations under this Agreement to purchase the Property by written notice to Seller within ten (10) days after Seller has given Purchaser the notice of taking referred to in this Section 8.2, or on the Closing Date, whichever is earlier. For purposes of this Section 8.2, a taking will materially interfere with the operation or use of the Property if it leaves remaining a balance of the Real Property in a condition which may not reasonably be anticipated to be economically operated for the purposes and in the manner in which the Real Property was operated prior to such taking. If Purchaser exercises its option to terminate its obligations to purchase the Property pursuant to this Section 8.2, the Deposit shall be promptly returned to Purchaser and the parties hereto shall be released from all further obligations hereunder with respect to the Property, except those which expressly survive a termination of this Agreement. If Purchaser does not so elect to terminate its obligations to purchase the Property, then the Closing shall take place as provided herein, and Seller shall assign to Purchaser at the Closing all of Seller’s interest in any condemnation award or payments in lieu of condemnation which may be payable to Seller on account of any such condemnation or threat thereof and, at Closing, Seller shall credit to the amount of the Purchase Price payable by Purchaser the amount, if any, of condemnation proceeds or payments in lieu of condemnation received by Seller between the Effective Date and Closing less (i) any amounts reasonably expended by Seller or Manager in collecting such sums, (ii) any amounts reasonably used by Seller or Manager to repair the Property as a result of such condemnation, and (iii) any amounts which are reasonably allocated to lost earnings or other damages or losses (other than unrepaired property damages) reasonably allocated or attributed to the period of time prior to Closing. If, prior to the Closing, there shall occur a taking by condemnation of any part of or rights appurtenant to the Property that does not materially interfere with the operation or use of, access/ingress to, or parking with respect to the Property which constitutes a part of the Property, Purchaser shall not have the right to terminate its obligations to purchase the Property under this Agreement by reason thereof and the Closing shall take place without abatement of the Purchase Price, but Seller shall assign to Purchaser at the Closing all of Seller’s interest in any condemnation award or payments in lieu of condemnation which may be payable to Seller on account of any such condemnation or threat thereof and, at Closing, Seller shall credit to the amount of the Purchase Price payable by Purchaser the amount, if any, of condemnation proceeds or payments in lieu of condemnation received by Seller between the Effective Date and Closing less (i) any amounts reasonably expended by Seller or Manager in collecting such sums, (ii) any amounts reasonably used by Seller or Manager to repair the Property as a result of such condemnation, and (iii) any amounts which are reasonably allocated to lost earnings or other damages or losses (other than unrepaired property damages) reasonably allocated or attributed to the period of time prior to Closing. Provided Purchaser has not exercised its right to terminate this Agreement pursuant to this Section 8.2, Seller shall notify Purchaser in advance regarding any proceeding or negotiation with respect to the condemnation and Purchaser shall have a reasonable right, at its own cost and expense, to appear and participate in any such proceeding or negotiation. For purposes of Sections 8.1 and 8.2 of this Agreement, estimates of costs and time required for restoration or repair shall be made by an architect or engineer, as appropriate, designated by Seller and reasonably acceptable to Purchaser.
8.3    Broker. The parties acknowledge that Broker has been the procuring cause of this Agreement. It shall be the obligation of Seller to pay Broker its commission, when, as and in accordance with a separate agreement between the Broker and Seller. There is no other real estate broker involved in this transaction. Purchaser warrants and represents to Seller that Purchaser has not dealt with any other real estate broker in connection with this transaction, nor has Purchaser been introduced to the Property or to Seller by any other real estate broker, and Purchaser shall indemnify Seller and hold Seller harmless from and against any claims, suits, demands or liabilities of any kind or nature whatsoever arising on account of the claim of any other person, firm or corporation to a real estate brokerage commission or a finder’s fee as a result of having dealt with Purchaser, or as a result of having introduced Purchaser to Seller or to the Property. In like manner, Seller warrants and represents to Purchaser that Seller has not dealt with any other real estate broker in connection with this transaction, nor has Seller been introduced to Purchaser by any other real estate broker, and Seller shall indemnify Purchaser and save and hold Purchaser harmless from and against any claims, suits, demands or liabilities of any kind or nature whatsoever arising on account of the claim of any person, firm or corporation to a real estate brokerage commission or a finder’s fee as a result of having dealt with Seller in connection with this transaction. The provisions of this Section 8.3 shall survive the Closing and any termination of this Agreement.
8.4    Bulk Sale and Tax Clearance Certificates. Seller and Purchaser acknowledge that to the extent permitted by applicable law, they do not intend to comply with and have agreed to waive the provisions of any statutory bulk sale or similar requirements applicable to the transaction to be effected by this Agreement. Seller and Purchaser also acknowledge that to the extent Seller’s deed to Purchaser states either that (i) the conveyance does not represent the sale of all of substantially all of Seller’s assets in Massachusetts or (ii) Seller is not taxed as a corporation for federal or state tax purposes, then no sale and occupancy or similar tax clearance certificates be obtained in connection with the Closing. No later than fifteen (15) days prior to the Closing Date, Seller agrees to request a Certificate of Good Standing and/or Tax Compliance from the Commonwealth of Massachusetts Department of Revenue and shall deliver the same to Purchaser promptly upon receipt.
8.5    Confidentiality. Except as hereinafter provided, Purchaser and Seller and their Affiliates shall keep the terms, conditions and provisions of this Agreement and all documents or information disclosed to or made available to or discovered by each party in connection with this Agreement (including, without limitation, the Submission Matters) confidential and such information shall be used solely for the purpose of evaluating or effecting the transactions contemplated by this Agreement, and neither Purchaser nor Seller shall make any public announcements hereof unless and until the Closing occurs, unless the other first reasonably approves of same in writing, nor shall either disclose, unless and until the Closing occurs the terms, conditions and provisions of this Agreement or such other documents or information, except to persons who, in the reasonable business judgment of Seller or Purchaser, as applicable, “need to know” for the purpose of evaluating or effecting the transactions contemplated by this Agreement, and who are instructed to keep such information confidential, such as their respective officers, directors, employees, attorneys, accountants, engineers, surveyors, consultants, prospective financiers, prospective partners, prospective investors, potential lessees and bankers and such other third parties whose assistance is required in connection with the consummation of this transaction (collectively, “Representatives”); provided, however, that information or documents shall not be subject to the provisions of this Section 8.5 if, not otherwise in violation of this Section 8.5, such information or documents, (i) were or become(s) generally available to the public, or (ii) were or become(s) available to Purchaser or its Affiliates on a non-confidential basis from a source other than Seller or its Affiliates or Manager. Additionally, notwithstanding anything in this Agreement to the contrary, either party shall have the right to disclose any information regarding the transaction required by subpoena, interrogatories, request for production, or other legal process or by any Applicable Laws or as determined by such party to be necessary or appropriate to satisfy disclosure and reporting obligations of such party and/or its Affiliates. Notwithstanding the foregoing, a Party shall have the right upon or following (x) the expiration of the Study Period to make a disclosure required by Applicable Law and (y) the Closing Date to make a public announcement regarding the transaction described in this Agreement, provided that Seller and Purchaser shall approve the form and substance of any such public announcement, which approval shall not be unreasonably withheld, conditioned or delayed, except if a Party is required to make a public disclosure under Applicable Law, in which case no such approval by the other Party shall be required but such Party (i) shall provide the other Party prior written notice prior to expiration of the Study Period that such public announcement is required under Applicable Law, and (ii) shall consult with the other Party regarding the form and substance of such public announcement. Notwithstanding any of the foregoing, except as required by Applicable Law, in no event shall (x) Purchaser be permitted to include in any public announcement reference to Ashford Hospitality Trust or any similar name, and (y) Seller be permitted to include in any public announcement reference to (a) Certares Real Estate Management, Belcourt Capital Partners, or any similar name to any of the foregoing, or (b) the Purchase Price. The terms of this Section 8.5 shall supersede any prior confidentiality agreements executed by Seller, Purchaser, or any of their respective Affiliates, parents, or subsidiaries, to the extent such confidentiality agreements relate or refer, directly or indirectly, to the transactions contemplated by this Agreement. The provisions of this Section 8.5 relating to press releases shall survive the Closing and all the provisions of this Section 8.5 shall survive a termination of this Agreement for a period of one (1) year after such termination; provided, however, that any liabilities or obligations of either Seller, Purchaser or any of their respective Affiliates, parents, or subsidiaries that may have accrued or arisen under any confidentiality agreements prior to the Effective Date shall survive such confidentiality agreements being superseded hereby.

Seller and Purchaser stipulate that the breach of the provisions of this Section 8.5 by the other party or its respective Affiliates or Representatives may cause irreparable harm to the non-breaching party for which damages may not constitute an adequate remedy. Accordingly, the parties agree that any attempted, threatened, or actual breach of the provisions of this Section 8.5 by one party or its Affiliates or Representatives may be enjoined by an appropriate court order or judgment. The parties waive any requirement for the posting of a bond or other security as a condition to such court order or judgment. Injunctive relief will not be the sole remedy of the non-breaching party for a breach of the provisions of this Section 8.5, and all legal and equitable remedies will continue to be available to the non-breaching party. If the non-breaching party is the prevailing party in any litigation relating to the breach of the provisions of this Section 8.5 by the other party or its Affiliates or Representatives, the non-breaching party will be entitled to recover (in addition to any damages or other relief granted) its reasonable legal fees and other expenses in connection with such litigation.
Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, any and all obligations of confidentiality contained herein and therein (the “Confidentiality Obligations”), as they relate to the transactions and events contemplated by this Agreement (collectively, the “Transaction”), shall not apply to the “structure or tax aspects” (as that phrase is used in Section 1.6011-4T(b)(3) (or any successor provision) of the Treasury Regulations (the “Confidentiality Regulation”) promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended) of the Transaction; provided, however, that the Confidentiality Obligations nevertheless shall apply at a given time to any and all items of information not required to be freely disclosable at such time in order for the Transaction not to be treated as “offered under conditions of confidentiality” within the meaning of the Confidentiality Regulation.
8.6    Liquor Licenses. If Purchaser so requests, to the extent permitted by law, Seller shall transfer or cause to be transferred to Purchaser or its designee all alcoholic beverage licenses which are in their respective names, or in the names of any Affiliates licensed for the sale and service of alcohol at the Hotel, and which are necessary to operate the restaurant, bars and lounges presently located within the Hotel (and, notwithstanding anything to the contrary herein or elsewhere, to the extent that applicable laws prohibit the transfer of any portion of Inventory connected with the same, then Purchaser or its designee shall still be required to purchase the Inventory, but the transfer of Inventory shall be appropriately limited or reduced as necessary to comply with such applicable laws without otherwise delaying Closing or reducing the Purchase Price, and such matters shall in no event constitute any breach or default by Seller or any failure of a condition hereunder). Seller (and its Affiliates) and Purchaser shall cooperate each with the other, and each shall execute or cause to be executed such transfer forms, license applications and other documents as may be necessary to effect such transfers and/or to permit Purchaser to obtain new alcoholic beverage licenses, or to comply with state or local regulations. If permitted under the laws of the jurisdiction in which the Hotel is located, such parties shall execute or cause to be executed and file all necessary transfer forms, applications, regulatory compliance applications, and papers with the appropriate regulatory and alcoholic beverage authorities prior to Closing, to the end that the transfer of the existing licenses (and/or such related Inventory) or Purchaser’s obtaining new licenses shall take effect, if possible, on the Closing Date, simultaneously with Closing. If not so permitted, then the parties agree each with the other that they will promptly execute or cause to be executed all transfer forms, applications, regulatory compliance applications and other documents required by the liquor authorities in order to effect such transfer or issuance of new licenses at the earliest date in time possible consistent with the laws of the State where the Property is located, in order that all existing alcoholic beverage licenses (and/or such related Inventory) may be transferred or new alcoholic beverage licenses issued to Purchaser or its designee at the earliest possible time. If Purchaser has so requested the transfer of the existing liquor license and upon Closing the existing liquor license has not been transferred to Purchaser or Purchaser’s nominee or a new liquor license has not been issued to Purchaser or Purchaser’s nominee, then, subject to Applicable Laws, Seller shall (not to include by Seller the expenditure of any money or guaranty of any obligation) cause the holder of the existing liquor license (the “Existing Permittee”) to enter into an interim liquor agreement (an “Interim Liquor Agreement”) or any other such license agreements, management agreements and/or other interim agreements, with Purchaser or Purchaser’s designee as may be reasonably necessary to govern the contractual relationship between the parties regarding the sale of alcohol at the Hotel after the Closing and before such time as an Affiliate or designee of Purchaser (the “New Permittee”) obtains permits (the “New Liquor Permits”) relating to the sale and on-premises consumption of liquor and other alcoholic beverages to replace the existing liquor license; provided, however, that (i) Purchaser shall indemnify, defend and hold Seller and Existing Permittee harmless from any actual damages, actual out-of-pocket costs, actual out-of-pocket expenses or claims actually incurred by Seller and Existing Permittee in connection with Purchaser’s or its designee’s use of the existing liquor license during said period of time, and Purchaser shall procure and pay for dram shop liability insurance (in amounts and with deductibles as previously maintained by Seller) naming Purchaser and Seller and Existing Permittee as insureds thereunder, and (ii) the obligation of Seller to cooperate and keep open the liquor facilities of the Hotel shall terminate ninety (90) days after the Closing Date, or earlier, if Purchaser obtains the New Liquor Permits at an earlier date; provided, however, Purchaser shall have the right to extend such 90-day term for an additional thirty (30) days provided New Permittee has filed and is diligently pursuing its license applications for the New Liquor Permits. At such time after Closing as the New Liquor Permits are obtained, Existing Permittee or Seller, as applicable, will convey, at no additional costs, all alcoholic beverages to New Permittee by a conveyance document in form reasonably acceptable to Seller and Purchaser and in accordance with the requirements of the Applicable Laws. Seller and Purchaser acknowledge that interim liquor agreements that are not pre-approved by the state and local regulatory authorities may govern the contractual relationship between the parties, but do not provide a legal defense against regulatory sanctions by any governmental body charged with the enforcement of liquor laws or regulations and, if Purchaser has so requested the transfer of the existing liquor license, shall use good faith efforts to agree on the form of the Interim Liquor Agreement during the Study Period. This Section 8.6 shall survive the Closing.
8.7    Seller’s Accounts Receivable. It is expressly agreed by and between Purchaser and Seller that Seller, other than the guest ledger which shall be handled as set forth in Section

7.6, is not hereby agreeing to sell or cause to be sold to Purchaser, and Purchaser is not hereby agreeing to purchase any of Seller’s accounts receivable. All of Seller’s accounts receivable shall be and remain the property of Seller subsequent to the Closing of the transaction contemplated hereby. Purchaser shall hold any funds received by Purchaser as payment of such accounts receivable in trust, if Purchaser actually collects any such amounts, and shall pay the monies collected in respect thereof to Seller at the end of each calendar month, accompanied by a statement showing the amount collected on each such account. The provisions of this Section 8.7 shall survive the Closing.
ARTICLE IX
DEFAULT; TERMINATION RIGHTS
9.1    Default by Seller/Failure of Conditions Precedent.
(a)    If any condition set forth in Section 5.1 for the benefit of Purchaser cannot or will not be satisfied prior to Closing (a “Purchaser Condition Failure”), except as provided in Section 9.1(b) below to the extent such Purchaser Condition Failure is also a Seller Default, and, if curable, if Seller fails to cure any such Purchaser Condition Failure ten (10) Business Days after written notice thereof from Purchaser (or such other time period as may be explicitly provided for herein), (which ten (10) Business Day or other such time periods shall, if necessary, automatically extend the Closing Date to the expiration date of such ten (10) Business Day or other such time period), or upon the occurrence of any other event that would entitle Purchaser to terminate this Agreement and its obligations hereunder (except to the extent expressly provided for otherwise in this Agreement for such other event), Purchaser shall elect either (a) to terminate this Agreement, in which event (i) the Deposit shall be promptly returned to Purchaser and Purchaser shall retain its right to enforce the indemnities and other provisions of this Agreement which expressly survive a termination of this Agreement, and (ii) all other rights and obligations of Seller and Purchaser hereunder (except those set forth herein which expressly survive a termination of this Agreement) shall terminate immediately; or (b) to waive such matter or condition and proceed to Closing with no reduction in the Purchase Price.
(b)    If, at any time prior to Closing, any of Seller or its Affiliates breaches its covenants or obligations under this Agreement in any material respect or is otherwise in default of its obligations under this Agreement in any material respect (a “Seller Default”), and there is no then existing uncured Purchaser Default or failure of the condition set forth in Section 5.2(c), Purchaser shall have, in addition to Purchaser’s remedies contained in Section 9.1(a) above, the right to: (i) receive reimbursement of Purchaser’s all actual third-party out-of-pocket costs and expenses incurred by Purchaser in connection with this Agreement and the transactions contemplated hereby in an amount not to exceed Two Hundred Thousand and No/100 Dollars ($200,000.00) (the “Reimbursement Cap”), or, if such Seller Default is due to Seller’s willful or intentional acts or omissions, the Reimbursement Cap shall be Four Hundred Fifty Thousand and No/100 Dollars ($450,000.00), which obligation shall survive the termination of this Agreement, or (ii) bring an action for specific performance; provided, (A) Purchaser’s suit for specific performance shall be filed against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before sixty (60) days following the Closing Date, failing which, Purchaser shall be barred from enforcing this Agreement by specific performance and shall be deemed to have elected to terminate this Agreement as provided herein; and (B) if, due to Seller’s willful or intentional acts or omissions, the remedy of specific performance is unavailable, then, in addition to its rights under this Section 9.1 generally, Purchaser shall also have the right to pursue an action to recover from Seller all actual damages, costs and expenses suffered or incurred by Purchaser. For the avoidance of doubt, a Non-Breach Inaccuracy shall not be deemed a Seller Default. The provisions of this Section 9.1 shall survive the termination of this Agreement.
9.2    Default by Purchaser/Failure of Conditions Precedent.
(a)    If any condition set forth in Section 5.2 for the benefit of Seller (a “Seller Condition Failure”), except as provided in this Section 9.2(b) below to the extent such Seller Condition Failure is also a Purchaser Default, cannot or will not be satisfied prior to Closing, and Purchaser fails to satisfy such condition within ten (10) Business Days after notice thereof from Seller, and there is not then existing any uncured Purchaser Condition Failure or Seller Default, Seller, as its sole and exclusive remedy, shall elect either (a) to terminate this Agreement in which event the Deposit shall be promptly returned to Purchaser and the parties hereto shall be released from all further obligations hereunder except those which expressly survive a termination of this Agreement, or (b) to waive its right to terminate, and instead, to proceed to Closing.
(b)    If Purchaser (x) defaults in its obligation to pay the balance of the Purchase Price (i.e., as adjusted pursuant to Section 2.2 and less the Deposit) on the Closing Date, or (y) otherwise breaches any material covenant or obligation on the Closing Date and the Closing fails to occur as a result thereof (each of the foregoing (x) and (y), a “Purchaser Default”), and in either case, no Seller Default has occurred which remains uncured, then Seller’s sole and exclusive remedy for such default shall be to terminate this Agreement by providing written notice to Purchaser and receive the Deposit in accordance with Section 2.3, and the Parties shall have no further rights or obligations under this Agreement, except those which expressly survive such termination.
9.3    LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE AND AGREE THAT IF THIS AGREEMENT IS TERMINATED PURSUANT TO SECTION 9.2 HEREOF, THE DAMAGES THAT SELLER WOULD SUSTAIN AS A RESULT OF SUCH TERMINATION WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT, IF NOT IMPOSSIBLE, TO ASCERTAIN. THE PARTIES FURTHER AGREE THAT THE DEPOSIT IS A REASONABLE ESTIMATE IF THIS AGREEMENT IS TERMINATED PURSUANT TO SECTION 9.2 HEREOF. ACCORDINGLY, THE PARTIES AGREE THAT SELLER SHALL RETAIN THE DEPOSIT AS FULL AND COMPLETE LIQUIDATED DAMAGES (AND NOT AS A PENALTY) AS SELLER’S SOLE AND EXCLUSIVE REMEDY FOR SUCH TERMINATION; PROVIDED, HOWEVER, THAT IN ADDITION TO THE DEPOSIT, SELLER SHALL RETAIN ALL RIGHTS AND REMEDIES UNDER THIS AGREEMENT

WITH RESPECT TO THOSE OBLIGATIONS OF PURCHASER WHICH EXPRESSLY SURVIVE SUCH TERMINATION.
9.4    Costs and Attorneys’ Fees. In the event of any litigation or dispute between the parties arising out of or in any way connected with this Agreement, resulting in any litigation, then the prevailing party in such litigation shall be entitled to recover its costs of prosecuting and/or defending same, including, without limitation, reasonable attorneys’ fees at trial and all appellate levels. The provisions of this Section 9.4 shall survive the Closing or any termination of this Agreement.
9.5    Limitation of Liability. The liability of each party hereto resulting from the breach or default by such party shall be limited to direct actual damages incurred by the injured party and each party hereto hereby waives its rights to recover from the other party consequential, punitive, exemplary, and speculative damages, unless actually payable by such Party to a third party. The provisions of this Section 9.5 shall survive the termination of this Agreement. The provisions of this Section 9.5 shall not limit or affect the rights of Seller to receive the Deposit as liquidated damages as and when provided in this Agreement.
ARTICLE X
MISCELLANEOUS PROVISIONS
10.1    Completeness; Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior discussions, understandings, agreements and negotiations between the parties hereto. This Agreement may be modified only by a written instrument duly executed by the parties hereto.
10.2    Assignments. Other than to an Affiliate of Purchaser, Purchaser may not assign its rights hereunder without the prior consent of Seller; however, any such assignment (including one to Purchaser’s Affiliate) shall not relieve Purchaser of its obligations under this Agreement unless Closing has occurred. To be effective hereunder, any assignment by Purchaser hereunder, even one to an Affiliate of Purchaser, must be accompanied by a fully executed and effective assignment and assumption agreement provided to Seller no later than five (5) days prior to the Closing Date.
10.3    Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their permitted respective successors and assigns.
10.4    Days. If any action is required to be performed, or if any notice, consent or other communication is given, on a day that is a Saturday or Sunday or a legal holiday in the jurisdiction in which the action is required to be performed or in which is located the intended recipient of such notice, consent or other communication, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first Business Day following such Saturday, Sunday or legal holiday. Unless otherwise specified herein, all references herein to a “day” or “days” shall refer to calendar days and not Business Days.
10.5    Governing Law. This Agreement and all documents referred to herein shall be governed by and construed and interpreted in accordance with the laws of the state in which the Property is located without regard to its principles of conflicts of law.
10.6    JURISDICTION AND VENUE. ANY LITIGATION OR OTHER COURT PROCEEDING WITH RESPECT TO ANY MATTER ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT SHALL BE CONDUCTED IN THE STATE OR FEDERAL COURTS LOCATED IN BOSTON, MASSACHUSETTS, AND SELLER AND PURCHASER HEREBY SUBMIT TO JURISDICTION AND CONSENT TO VENUE IN SUCH COURTS, AND WAIVE ANY DEFENSE BASED ON FORUM NON CONVENIENS.
10.7    SERVICE OF PROCESS. THE PARTIES AGREE THAT, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, SERVICE OF PROCESS SHALL BE EFFECTIVE AS TO A PARTY IF DELIVERY OF ANY COURT DOCUMENTS TO SUCH PARTY IS EFFECTED IN ACCORDANCE WITH SECTION 10.12 HEREOF.
10.8    WAIVER OF TRIAL BY JURY. EACH PARTY HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY LITIGATION OR OTHER COURT PROCEEDING WITH RESPECT TO ANY MATTER ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT.
10.9    Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement. Telecopied signatures shall have the same valid and binding effect as original signatures.
10.10    Severability. If any term, covenant or condition of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to other persons or circumstances, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
10.11    Costs. Regardless of whether Closing occurs hereunder, and except as otherwise expressly provided herein, each party hereto shall be responsible for its own costs in connection with this Agreement and the transactions contemplated hereby, including, without limitation, fees of attorneys, engineers and accountants.
10.12    Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand, transmitted by email, sent prepaid for next-day delivery by Federal Express (or a comparable overnight delivery service) or sent by the United

States mail, certified, postage prepaid, return receipt requested, at the addresses and with such copies as designated below. Any notice, request, demand or other communication delivered or sent in the manner aforesaid may be given by the party required to give such notice, etc., or its attorney, and shall be deemed given or made (as the case may be) when actually delivered to or refused by the intended recipient.
If to Seller:        PIM Boston Back Bay LLC
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
Attn: Christopher Peckham
Email: cpeckham@ashfordinc.com

and:            Jackson Walker LLP
2323 Ross Avenue, Suite 600
Dallas, Texas 75201
Attn: Cynthia B. Nelson
Email: cbnelson@jw.com

If to Purchaser:    Beantown Hotel Owner LLC
c/o Certares Real Estate Management LLC
350 Madison Avenue, 8th Floor
New York, New York 10017
Attn: Thomas LaMacchia and Nolan Hecht
Email: tom.lamacchia@certares.com and
Nolan.Hecht@certares.com

With a copy to:    Belcourt Capital Partners, LLC
5151 California Avenue, Ste 100
Irvine, California 92617
Attn: Tom Naughton
Email: naughton@belcourtcap.com

    and:            Greenberg Traurig, LLP
One Vanderbilt Avenue
New York, New York 10017
Attn: Farah S. Ahmed, Esq.
                Email: Farah.Ahmed@gtlaw.com

If to Escrow Agent:    Kensington Vanguard National Title
5949 Sherry Lane, Suite 111
Dallas, Texas 75225
Attn: Trey Lentz
Email: tlentz@kvnational.com

or to such other address as the intended recipient may have specified in a notice to the other party. Any party hereto may change its address or designate different or other persons or entities to receive copies by notifying the other party and Escrow Agent in a manner described in this Section.
10.13    Escrow Agent. Escrow Agent referred to in the definition thereof contained in Section 1.1 hereof has agreed to act as such for the convenience of the parties without fee or other charges for such services as Escrow Agent. Escrow Agent shall not be liable: (a) to any of the parties for any act or omission to act except for its own willful misconduct or gross negligence; (b) for any legal effect, insufficiency, or undesirability of any instrument deposited with or delivered by Escrow Agent or exchanged by the parties hereunder, whether or not Escrow Agent prepared such instrument; (c) for any loss or impairment of funds that have been deposited in escrow while those funds are in the course of collection, or while those funds are on deposit in a financial institution, if such loss or impairment results from the failure, insolvency or suspension of a financial institution; (d) for the expiration of any time limit or other consequence of delay, unless a properly executed written instruction, accepted by Escrow Agent, has instructed Escrow Agent to comply with said time limit; (e) for the default, error, action or omission of either party to the escrow. Escrow Agent, in its capacity as escrow agent, shall be entitled to rely on any document or paper received by it, believed by such Escrow Agent, in good faith, to be bona fide and genuine. In the event of any dispute as to the disposition of the Deposit or any other monies held in escrow, or of any documents held in escrow, Escrow Agent may continue to hold the Deposit pursuant to the terms hereof, or if Escrow Agent so elects, interplead the matter at the joint and several cost of Purchaser and Seller by filing an interpleader action in a court of general jurisdiction in the county or circuit where the Real Property is located (to the jurisdiction of which both parties do hereby consent), and pay into the registry of the court the Deposit, or deposit any such documents with respect to which there is a dispute in the Registry of such court, whereupon such Escrow Agent shall be relieved and released from any further liability as Escrow Agent hereunder. Escrow Agent shall not be liable for Escrow Agent’s compliance with any legal process, subpoena, writ, order, judgment and decree of any court, whether issued with or without jurisdiction, and whether or not subsequently vacated, modified, set aside or reversed. Purchaser and Seller agree to jointly and severally indemnify, defend and hold harmless the Escrow Agent from and against any loss, out-of-pocket cost, actual damage, out-of-pocket expense and reasonable attorney’s fee (collectively called “Expenses”) in connection with or in any way arising out of the escrow arrangement, other than expenses resulting from the Escrow Agent’s own gross negligence or willful misconduct.
10.14    Incorporation by Reference. All of the exhibits and schedules attached hereto are by this reference incorporated herein and made a part hereof.
10.15    Survival. Except to the extent (i) that Seller gives Purchaser written notice prior to Closing of the untruth or inaccuracy of any representation or warranty contained herein, (ii) Purchaser otherwise obtains Actual Knowledge prior to Closing of the untruth or inaccuracy of any representation or warranty contained herein, or (iii) of a Non-Breach Inaccuracy, and in any such case, Purchaser nevertheless elects to close this transaction (in which case, the applicable representations and warranties shall be deemed modified to the extent of such Actual Knowledge or Non-Breach Inaccuracy), the representations, warranties, agreements, and indemnities made herein shall survive the Closing through but not beyond the Limitation Date (as hereinafter defined) after which such representations, warranties, agreements, and indemnities shall merge into the Closing Documents, provided that the aforesaid limitation shall not apply to (x) the prosecution of any claim made and action commenced in accordance with clauses (a) and (b) below on or prior to the Limitation Date, and (y) Retained Liabilities. The representations, warranties, indemnities and agreements of Seller set forth in this Agreement and the Closing Documents shall survive for twelve (12) months after the Closing Date (the “Limitation Date”). Seller and Purchaser hereby agree that, notwithstanding any provision of this Agreement or any provision of law to the contrary, any action which may be brought for the untruth or inaccuracy of any representation or warranty by Seller or any indemnity or other obligation of Seller in this Agreement or in any of the Closing Documents (a “Claim”) shall be forever barred unless, no later than the Limitation Date, Purchaser (a) delivers to Seller a written notice of the Claim setting forth the basis for such Claim, and (b) files a complaint or petition against Seller alleging such Claim in an appropriate Federal district or state court and serves the same upon Seller, in which case the Limitation Date, as to such breach, shall be extended pending resolution of such complaint or petition. Notwithstanding anything to the contrary contained in this Agreement, any Claim that Purchaser may have at any time against Seller will not be valid or effective, and Seller shall have no liability with respect thereto, unless all valid Claims exceed Twenty-five Thousand Dollars ($25,000) in the aggregate (the “Basket”); provided that, once such aggregate of all valid Claims exceeds the Basket, Purchaser shall be entitled to pursue and receive recovery of the full amount of such Claims, including the first $25,000 thereof. Seller’s liability for damages resulting from valid Claims shall in no event exceed (x) three percent (3%) of the Purchase Price in the aggregate for the first eight (8) months following the Closing Date and (y) for the next four (4) months following the Closing Date, two percent (2%) of the Purchase Price in the aggregate (the “Cap”), provided, however, in no event shall the Basket or the Cap apply with respect to: (i) the broker representation set forth in Section 8.3, (ii) Seller’s re-proration obligations pursuant to Section 7.2, (iii) Seller’s fraud, and/or (iv) the payment of any taxes that are Retained Liabilities. To secure Seller’s obligations hereunder, on the Closing Date, (a) Seller shall deposit into escrow with Escrow Agent (or cause Escrow Agent to hold in escrow from amounts otherwise payable to Seller hereunder), funds in an amount equal to $1,000,000.00, which funds shall be held and disbursed in accordance with the Holdback Escrow Agreement and (b) Seller shall cause Ashford Hospitality Limited Partnership, a Delaware limited partnership, to sign the joinder attached hereto. Until the Limitation Date (and thereafter during the pendency of any claims of which Purchaser has notified Seller and instituted a proceeding in accordance with the time period set forth above), such joinder is intended to secure payment for Seller’s obligations and covenants under this Section 10.15. The provisions of this Section 10.15 shall survive the Closing.
10.16    Exclusivity. None of Seller, its Affiliates, directors, officers, employers, members, partners or agents shall offer to sell, finance, joint venture, restructure or otherwise dispose of all or any part of (or solicit or accept any such offer involving the sale, financing, joint venture, restructuring or disposition of all or any part of) the Hotel, the Property or any interest therein (whether directly or indirectly, debt or equity) or negotiate or otherwise enter into discussions for the sale, financing, joint venture, restructuring, recapitalization or disposition of all or any part of the Property or the Hotel with any other Person until the Closing or earlier termination of this Agreement.
10.17    Further Assurances. Seller and Purchaser each covenant and agree to sign, execute and deliver, or cause to be signed, executed and delivered, and to do or make, or cause to be done or made, upon the written request of the other party, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by either party hereto for the purpose of or in connection with consummating the transactions described herein provided that compliance with the provision of this Section 10.17 shall not increase the liability or decrease the rights of the complying party.
10.18    No Partnership. This Agreement does not and shall not be construed to create a partnership, joint venture or any other relationship between the parties hereto except the relationship of seller and purchaser specifically established hereby.
10.19    Time of Essence. Time is of the essence with respect to every provision hereof.
10.20    Signatory Exculpation. The signatory(ies) for Purchaser and Seller is/are executing this Agreement in his/their capacity as representative of such party and not individually and, therefore, shall have no personal or individual liability of any kind in connection with this Agreement and the transactions contemplated by it.
10.21    Rules of Construction. The following rules shall apply to the construction and interpretation of this Agreement, unless otherwise indicated by the context:
(a)    Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.
(b)    All references herein to particular articles, sections, subsections, clauses or exhibits are references to articles, sections, subsections, clauses or exhibits of this Agreement.
(c)    The table of contents and headings contained herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.
(d)    Each party hereto and its counsel have reviewed and revised (or requested revisions of) this Agreement and have participated in the preparation of this Agreement, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.

10.22    No Recording. Neither this Agreement nor any memorandum hereof, or any other instrument intended to give notice hereof (or which actually gives notice hereof) shall be recorded, other than with respect to an action for specific performance commenced by Purchaser in accordance with this Agreement.
10.23    PDF Signatures. The execution of this Agreement and all notices given hereunder and all amendments hereto, may be effected by email (PDF) signatures, all of which shall be treated as originals; provided, however, that the party receiving a document with a PDF signature may, by notice to the other, require the prompt delivery of an original signature to evidence and confirm the delivery of the PDF signature.
10.24    Effective Date. This Agreement shall be terminable by either Seller or Purchaser prior to the Effective Date. The “Effective Date” shall mean the first date on which the following shall have occurred: (i) Purchaser and Seller shall have executed this Agreement, and (ii) Escrow Agent shall have acknowledged receipt of this Agreement fully executed by Seller and Purchaser.
The provisions of this Article X shall survive Closing.

IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed in their names by their respective duly authorized representatives.
SELLER:

PIM BOSTON BACK BAY LLC,
a Delaware limited liability company

By: /s/ J. Robinson Hays
Name: J. Robison Hays
Title: President
Date: January 29, 2024

PIM TRS BOSTON BACK BAY LLC,
a Delaware limited liability company

By: /s/ Deric Eubanks
Name: Deric Eubanks
Title: President
Date: January 29, 2024

[Signature Page]

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PURCHASER:

BEANTOWN HOTEL OWNER LLC, a Delaware limited liability company

By: /s/ Nolan Hecht
Name: Nolan Hecht
Title: Authorized Signatory
Date: January 29, 2024

[Signature Page]

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ESCROW AGENT:

Kensington Vanguard National Title (Escrow Agent hereby acknowledges receipt of a fully executed Agreement from both Seller and Purchaser for purposes of Section 10.24 hereof.)

By: /s/ Patrick Jackson
Name: Patrick Jackson
Title: Vice President
Date: January 29, 2024
[Signature Page]

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JOINDER
1.    In consideration of Purchaser’s execution of that certain Agreement of Purchase and Sale (the “Agreement”) to which this “Joinder” is attached (and of which it forms a part), the undersigned (“Guarantor”), unconditionally and irrevocably guarantees to Purchaser, the payment of all amounts owed to Purchaser by Seller that survives the Closing under the Agreement (collectively, the “Obligations”), in each case, in accordance with the terms of, and subject to the limitations set forth in, the Agreement. Capitalized terms used in this Joinder and not otherwise defined herein shall have the same meanings as set forth in the Agreement.

2.    Guarantor acknowledges that Guarantor is an affiliate of Seller and that Guarantor will derive substantial benefits from the execution of the Agreement and the transactions contemplated thereby, and that Guarantor’s execution of this Joinder is a material inducement and condition to Purchaser’s execution of the Agreement.

3.    Notwithstanding anything to the contrary contained in this Joinder, the obligations and liabilities of Guarantor under this Joinder are subject to the limitations on Seller’s liability as set forth in the third to last sentence of Section 10.15, and such limitations are incorporated herein by this reference as if set forth in full herein.

4.    Guarantor represents and warrants to Purchaser that: Guarantor has duly executed and delivered this Joinder; this Joinder constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity), the execution, delivery and performance of this Joinder by Guarantor have been duly authorized by all necessary action on the part of Guarantor, and such execution, delivery and compliance with, and performance of the terms and provisions of this Joinder will not result in any violation of any provision of any bond, note or other instrument of indebtedness, contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Guarantor is a party or violate any applicable law relating to Guarantor except, in each case, for any violation which will not materially adversely affect Guarantor’s ability to fulfill its obligations under this Joinder and the Agreement. Furthermore, Guarantor hereby covenants and agrees to maintain a net worth (based on book value of assets without deduction for accumulated depreciation) and liquidity in an amount equal to or above the Cap until the Limitation Date.

[Joinder]
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5.    Guarantor does hereby waive each of the following: (a) any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (b) any and all subrogation, contribution, indemnity and reimbursement rights against Seller until the Obligations have been paid, performed and fully satisfied in full; (c) any other defense available to a surety under applicable law; and (d) presentment, demand, protest, notice of nonpayment, notice of dishonor, notice of acceptance of this Joinder, and any and all lack of diligence or delays in the collection or enforcement thereof. In the event of any failure on the part of Seller to fulfill the Obligations, a separate action or actions may be brought and prosecuted against Guarantor whether or not Seller is joined therein or a separate action or actions are brought against Seller.

6.    Guarantor’s liability shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of liability of Seller or of any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the Federal Bankruptcy Code, or any similar law or statute of the United States or any state thereof covering insolvency, bankruptcy, rehabilitation, liquidation or reorganization (collectively, “Bankruptcy Laws”), it being the intention of Guarantor that Guarantor’s liability hereunder shall be determined without regard to any Bankruptcy Laws which may relieve Seller of any obligations.

7.    The following provisions of the Agreement are hereby incorporated into this Joinder (with the understanding that notice to Seller shall be deemed sufficient to notify the undersigned): Sections 10.12 (Notices), 10.10 (Severability), 10.5 (Governing Law), and 10.9 (Counterparts).

8.    This Joinder shall survive Closing until the Limitation Date, at which time this Joinder will automatically terminate, except as otherwise provided in the Agreement.

[Joinder]
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ASHFORD HOSPITALITY LIMITED PARTNERSHIP, a Delaware limited partnership
By: Ashford OP General Partner LLC, its general partner
By:
Name: J. Robison Hays
Title: CEO

[Joinder]
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Exhibits
A – Land
B – Intentionally Omitted
C – Form of Deed
D – Form of Bill of Sale
E – Form of Assignment and Assumption Agreement
F – Form of Assignment of Occupancy Agreements
G – Form of FIRPTA Certificate
H – Form of CBA Side Letter Assumption Agreement
I – Form of Holdback Escrow Agreement

Schedules
1 – Closing Cost Allocations
3.5 – Operating Agreements; Leased Property Agreements
3.9 – Occupancy Agreements

RECEIPT OF ESCROW AGENT
Kensington Vanguard National Title, as Escrow Agent, acknowledges receipt of the sum of $3,000,000 by wire transfer from Purchaser as described in Section 2.3 of the Agreement, said wire transfer to be held pursuant to the terms and provisions of the Agreement.
DATED this ___ day of January, 2024.
Kensington Vanguard National Title

By:
Name:
Title:
Date:

[Receipt of Escrow Agent]
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EXHIBIT A
LAND

The land and air rights situated in the City of Boston, County of Suffolk, Commonwealth of Massachusetts, bounded and described as follows:

The parcel of land shown as Lot 1 on a plan entitled "Plan of Land Prepared for Dalton Associates, Boston, Mass" J F Hennessey - C.E., dated October 7, 1980, revised November 3, 1980, recorded with Suffolk County Registry of Deeds in Book 9632, End, having an area of 10, 200 square feet according to said plan, bounded and described according to said plan as follows:

SOUTHERLY by Belvidere Street, one hundred fifty (150) feet,

WESTERLY by Lot 2 shown on said plan, sixty-eight (68) feet;

NORTHERLY by Lots 3 and 4 shown on said plan, one hundred fifty (150) feet, and

EASTERLY by Lot 5 shown on said plan, sixty-eight (68) feet.

The air space lying above a horizontal plane drawn at elevation fifty-nine (59) feet, three (3) inches, City of Boston Base, upon and over Lot 4 shown on said plan, excluding the portion thereof marked "Air Shaft," said horizontal plane having an area of 6,764.9 square feet according to said plan, and which horizontal plane intersects the vertical planes determined by the following boundaries as shown on said plan:

NORTHERLY by Scotia Street, seventy-three (73) feet;

EASTERLY by said Lot 5, one hundred six and 96/100 (106.96) feet;

SOUTHERLY by said Lot 1, fifty-three (53) feet;

WESTERLY by said Lot 3, forty-one and 96 /100 (41.96) feet;

SOUTHERLY again by Lot 3, one (1) foot;

WESTERLY thirteen (13) feet, by the area marked "Air Shaft" on said plan;

SOUTHERLY seventeen (17) feet, again by said "Air Shaft";

EASTERLY thirteen (13) feet, again by said "Air Shaft";

SOUTHERLY again by Lot 3, two (2) feet; and

WESTERLY by land shown on said plan as being of Boston Edison Company, sixty-five (65) feet.

The air space lying above a horizontal plane drawn at elevation thirty-nine (39) feet, City of Boston Base, upon and over Lot 3 shown on said plan, excluding the portion thereof marked "Air Shaft," said horizontal plane having an area of 4,053.1 square feet according to said plan, and which horizontal plane intersects the vertical planes determined by the following boundaries as shown on said plan:

NORTHERLY by land shown on said plan as being of Boston Edison Company, and by said Lot 4, seventy-nine (79) feet;

[Exhibit A – Page 1]
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EASTERLY one (1) foot, by said "Air Shaft";

NORTHERLY seventeen (17) feet, again by said "Air Shaft";

WESTERLY one (1) foot, again by said "Air Shaft";

NORTHERLY again by Lot 4, one (1) foot;

EASTERLY again by Lot 4, forty-one and 96/100 (41.96) feet;

SOUTHERLY by said Lot 1, ninety-seven (97) feet, and;

WESTERLY by said Lot 2, forty-one and 96 /100 (41.96) feet.

The air space lying above a horizontal plan drawn at elevation thirty-nine (39) feet City of Boston Base upon and over Lot 2 shown on said plan, said horizontal plane having an area of 1,779.6 square feet according to said plan, and which horizontal plane intersects the vertical planes determined by the following boundaries of said Lot 2 as shown on said plan:

SOUTHERLY by Belvidere Street, twenty (20) feet;

WESTERLY by land of the Roman Catholic Archbishop of Boston, sixty-eight (68) feet;

NORTHERLY by land shown on said plan as being of Boston Edison Company, ten (10) feet;

WESTERLY again by the same, forty-one and 96/100 (41.96) feet;

NORTHERLY again by the same, ten (10) feet, and;

EASTERLY by said Lots 3 and 1, one hundred nine and 96/100 (109.96) feet.

The parcel of land shown as Lot 5 on said plan, having an area of 21,580 square feet according to said plan, bounded and described according to said plan as follows:

Starting at a point of curvature in the line of Belvidere Street, then going on a curved line of twenty-six and 88/100 (26.88) feet on a radius of twelve and 66/100 (12.66) feet to a point of tangency in the line of Dalton Street; thence running by Dalton Street North 20° 18' 31" West for a distance of one hundred seventy-five and 02/100 (175.02) feet to a point of curvature at the intersection with Scotia Street then along a curved line a distance of fourteen and 36/100 (14.36) feet on a radius of fourteen and 11/100 (14.11) feet to a point of tangency in the line of Scotia Street; thence by Scotia Street North 78° 38' 19" West for a distance of sixty-two and 21/100 (62.21) feet to a point, thence at a right angle South 11 ° 21' 41" West by said Lot 4 and said Lot 1 for a distance of one hundred seventy-four and 96/100 (174.96) feet to a point in the line of Belvidere Street, thence at a right angle running by Belvidere Street South 78° 38' 19" East for a distance of one hundred fifty-five and 33/100 (155.33) feet to the point of beginning.

Together with the rights and easements contained in the deed of Boston Edison Company to Dalton Associates, dated September 20, 1973, recorded with Suffolk County Registry of Deeds, Book 8661, Page 348, as amended by an Agreement between the same parties dated October 1, 1980, recorded with said Deeds in Book 9632, Page 278, and by Second Amendment to Deed between the same parties dated August 7, 1981, recorded with said Deeds in Book 9849, Page 567, and confirmed by certificate of Boston Edison Company dated December 1, 1989 and recorded December 20, 1989 with the Suffolk County Registry of Deeds in Book 16027, Page 151, and together with the rights and easements contained in said Agreement.

The following air rights, all as shown on a plan entitled "Discontinuance Plan - Vertical, Dalton Street and Belvidere Street, Boston Proper" Scale 1" = 20', dated June 4, 1997, prepared by Harry R. Feldman, Inc. 112 Shawmut Avenue, Boston, Massachusetts 02118 (the "Plan"), recorded with an Order of Taking at

[Exhibit A – Page 2]
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Suffolk County Registry of Deeds in Book 21508, Page 60.

Parcel 1: Certain air rights within Belvidere Street, Boston, Suffolk County, Massachusetts, shown as Vertical Discontinuance "A" of the Plan, beginning at elevation 43.00' on Boston City Base (B.C.B) up to and including elevation 237.00' (B.C.B), a vertical distance of 194.00' as shown on Elevation View C-C on said Plan, shown by cross-hatching on Detail A of said Plan, and bounded: westerly by a portion of said Belvidere Street by a line labeled N 20° 18' 09" W, a length of 5.92', southwesterly by a portion of said Belvidere Street by a line labeled N 50° 18' 09" W, a length of 8.11'; southerly by a portion of said Belvidere Street by a line labeled N 80° 18' 09" W; a distance of 8.11', southeasterly by a portion of said Belvidere Street by a line labeled S 69° 41' 51" W, a distance of 2.24'; northerly by a portion of Dalton Street by a broken line which is an extension of the northerly sideline of Belvidere Street labeled S 58° 22' 57" E, a length of 7.35'; and northerly by land now or formerly of DHM Associates Limited Partnership ("DHM") by a line labeled S 58 ° 22' 57" E, a length of 21.58'; all as shown on said Plan, and containing a area of 68 square feet, as shown on Detail A of said Plan.

Parcel 2: Certain air rights within Dalton Street, Boston, Suffolk County, Massachusetts, shown as Vertical Discontinuance "C" on the Plan, being at elevation 43.00' on Boston City Base (B.C.B) up to and including elevation 237.00' (B.C.B), a vertical distance of 194.00' as shown on Elevation View D-D on said Plan, shown by shading on Detail A of said Plan and bounded, northerly by land now or formerly of DHM Associates Limited Partnership ("DHM") by an arc with a radius of 12.66', a length of 13.96', southerly by a portion of Belvidere Street by a broken line which is an extension of the northerly sideline of Belvidere Street which is labeled S 58° 22' 57" E, a length of 7.35', southeasterly by a portion of said Dalton Street by a line labeled S 69° 41' 51" W, a distance of 5.87' and southeasterly by a line labeled N 39° 41' 51" E, a distance of 2.35', all as shown on said Plan, and containing an area of 12 square feet, as shown on Detail A of said Plan.

Parcel 3: Certain air rights within Belvidere Street, Boston, Suffolk County, Massachusetts, shown as Vertical Discontinuance "B" on the Plan, beginning at elevation 237.00' (B.C.B.) up to and including elevation 286.00' (B.C.B.), a vertical distance of 49.00' as shown on Elevation View C-C on said Plan, shown by cross-hatching on Detail B of said Plan, and bounded: easterly, southerly, and southeasterly by a portion of Belvidere Street shown by an arc with a radius of 16.23', a length of 27.49'; northeasterly by a portion of Dalton Street shown by a broken line which is an extension of the northerly sideline of Belvidere Street which is labeled S 58° 22' 57" E, a length of 8.72', and northerly by said land of DHM by a line labeled S 58° 22' 57" E, a length of 24.31' all as shown on Detail B of said Plan, and containing an area of 93 square feet as shown on Detail B of said Plan.

Parcel 4: Certain air rights within Dalton Street, Boston, Suffolk County, Massachusetts, shown as Vertical Discontinuance "D" on the plan, beginning at elevation 237.00' (B.C.B.) up to and including elevation 286.00' (B.C.B), a vertical distance of 49.00' as shown on Elevation View D-El on said Plan, shown by shading on Detail B of said Plan, and bounded: northerly by land now or formerly of DHM Associates Partnership by an arc with a radius of 12.66' a length of 20.09'; southwesterly by a portion of Belvidere Street by a broken line which is an extension of the northerly sideline of Belvidere Street which is labeled S 58 ° 22' 57" E, a length of 8.72'; and southeasterly and easterly by a portion of Dalton Street by an arc with a radius of 16.23', a length of 13.87', all as shown on Detail B of said Plan, and containing an area of 22 square feet as shown on Detail B of said Plan.

NOTE: Any acreage or square footage indicated in the legal description on Exhibit A is solely for the purpose of identifying said tract of land and shall not be construed as insuring the quantity of land.

[Exhibit A – Page 3]
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EXHIBIT B

INTENTIONALLY OMITTED
[Exhibit B]
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EXHIBIT C
FORM OF DEED
Recording Requested By,
And After Recording
Please Return to:

[Attorney Name]
[Firm Name]
[Firm Street Address]
[Firm City, State, Zip Code]

[Exhibit C – Page 1]
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Address of property: [Add Street Number and Name], [Add City/Town], Massachusetts

QUITCLAIM DEED
    <>, a <> (“Grantor”) for consideration paid of <> and <>/100 Dollars ($<>) grants to <>, a <>, having a place of business at <> (“Grantee”) with Quitclaim Covenants, the land, together with the improvements thereon, in <>, <> County, Massachusetts, commonly known and numbered as <>, being more particularly bounded and described on Exhibit A attached hereto and incorporated herein by reference.
Subject to and with the benefit of all easements, agreements, restrictions, covenants and other matters of record, in so far as the same are in force and applicable.
[To be added if applicable: Subject to a Notice of Activity and Use Limitation filed with the <> Registry of Deeds at Book <>, Page <>, which Notice of Activity and Use Limitation affects the land and is included by reference herein.]
[One of the following to be added: <This conveyance does not represent the sale or transfer of all or substantially all of the Grantor’s assets within the Commonwealth of Massachusetts.> < Grantor is not taxed as a corporation for federal or state income tax purposes.>]
For Grantor’s title, see deed dated <> and recorded with the <> Registry of Deeds at Book <>, Page <>.
IN WITNESS WHEREOF, the Grantor has caused this instrument to be executed as a sealed instrument as of the ____ day of ___________, 20__.

<>, a <> By: Name: Title:

COMMONWEALTH/STATE OF

___________________________
________________________, ss
[Exhibit C – Page 2]
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On this _____ day of __________, 20__, before me, the undersigned notary public, personally appeared ________________________, proved to me through satisfactory evidence of identification, which was ____________________, to be the person whose name is signed on the preceding or attached document, as <> of <>, a <>, and acknowledged to me that he/she signed it voluntarily for its stated purpose as the voluntary act of said <>.

Notary Public
(AFFIX SEAL)
    Notary name printed:

My commission expires:

[Exhibit C – Page 3]
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Exhibit A

Legal Description of Conveyed Property

[Exhibit C – Page 4]
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EXHIBIT D
BILL OF SALE
For Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PIM Boston Back Bay LLC, a Delaware limited liability company (“Fee Owner”) and PIM TRS Boston Back Bay LLC, a Delaware limited liability company (“Operating Lessee”, and together with Fee Owner, individually and collectively, jointly and severally, “Seller”), hereby conveys to _______________________ (“Purchaser”) all of its respective right, title and interest in and to the following (collectively, the “Personal Property”):
(i)    all items of Tangible Personal Property (as defined in that certain Agreement of Purchase and Sale dated _______________, 20____ by and between Seller and Purchaser (the “Agreement”)), except any Tangible Personal Property leased by Seller;
(ii)    to the extent transferable, all of the Intangible Personal Property (as defined in the Agreement);
(iii)    all subsisting and assignable warranties and guaranties relating to the improvements located at the Property (as defined in the Agreement) or the Tangible Personal Property or any part thereof; and
(iv)    all petty cash funds used in connection with hotel guest operations at the Property, and the so-called “guest ledger” for the Hotel (as defined in the Agreement) located on the Property of guest accounts receivable payable to the Hotel as of the Cut-Off Time in occupancy as of the Cut-off Time.
IN WITNESS WHEREOF, Seller has executed this Bill of Sale effective as of ____________________, 20____.
SELLER:

By:
Name:
Title:
[Exhibit D – Page 1]
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By:
Name:
Title:
[Exhibit D – Page 2]
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EXHIBIT E
ASSIGNMENT AND ASSUMPTION AGREEMENT
For Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PIM Boston Back Bay LLC, a Delaware limited liability company (“Fee Owner”) and PIM TRS Boston Back Bay LLC, a Delaware limited liability company (“Operating Lessee”, and together with Fee Owner, individually and collectively, jointly and severally, “Seller”), hereby assigns and delegates to _______________________ (“Assignee”) all of their respective right, title and interest in and to the following:
(i)    all Operating Agreements (as defined in that certain Agreement of Purchase and Sale dated __________________, 20____ by and between Seller and Purchaser (the “Agreement”)) with respect to the Property (as defined in the Agreement) set forth on Schedule 1 attached hereto and made a part hereof; and
(ii)    all Leased Property Agreements (as defined in the Agreement) set forth on Schedule 1 attached hereto and made a part hereof;
Assignee hereby assumes and agrees to perform all of the obligations of Seller under the Operating Agreements and Leased Property Agreements (collectively the “Assigned Agreements”), to the extent any such obligations accrue and are applicable to periods from and after the date hereof or which accrue prior to the date hereof for which Assignee received a credit on the closing statement of even date herewith between the parties (or pursuant to any post-closing adjustment thereof) in accordance with the Agreement.
If any litigation between Seller and Assignee arises out of the obligations of the parties under this Assignment and Assumption Agreement or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses of such litigation including, without limitation, reasonable attorneys’ fees.
This Assignment and Assumption Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. Telecopied signatures shall have the same valid and binding effect as original signatures.
[Exhibit E – Page 1]
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IN WITNESS WHEREOF, Seller and Assignee have executed this Assignment as of ___________________, 20__.

SELLER:

By:
Name:
Title:

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

[Exhibit E – Page 2]
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EXHIBIT F
FORM OF ASSIGNMENT OF OCCUPANCY AGREEMENTS
ASSIGNMENT OF OCCUPANCY AGREEMENTS
For Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PIM Boston Back Bay LLC, a Delaware limited liability company (“Fee Owner”) and PIM TRS Boston Back Bay LLC, a Delaware limited liability company (“Operating Lessee”, and together with Fee Owner, individually and collectively, jointly and severally, “Seller”), hereby assigns to _______________________ (“Assignee”) all of its or their respective right, title and interest in and to the Occupancy Agreements (as defined in that certain Agreement of Purchase and Sale dated _________________, 20__ by and between Seller and Purchaser (the “Agreement”)) set forth on Schedule 1 attached hereto and made a part hereof. Assignee hereby assumes and agrees to perform all of the obligations of Seller under the Occupancy Agreements to the extent any such obligations accrue and are applicable to periods from and after the date hereof or which accrue prior to the date hereof for which Assignee received a credit on the closing statement of even date herewith between the parties (or pursuant to any post-closing adjustment thereof) in accordance with the Agreement.
If any litigation between Seller and Assignee arises out of the obligations of the parties under this Assignment of Occupancy Agreements or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party’s costs and expenses of such litigation including, without limitation, reasonable attorneys’ fees.
This Assignment of Occupancy Agreements may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. Telecopied signatures may be attached hereto and shall have the same valid and binding effect as original signatures.
IN WITNESS WHEREOF, Seller and Assignee have executed this Assignment of Occupancy Agreements as of ___________________, 20____.
SELLER:

By:
Name:
Title:

[Exhibit F – Page 1]
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By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

[Exhibit F – Page 2]
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EXHIBIT G
FORM OF FIRPTA CERTIFICATE
CERTIFICATE OF NON-FOREIGN STATUS
TO: ____________________________________________
FROM: ____________________________________________ (“Seller”)

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Seller, the undersigned hereby certifies the following on behalf of Seller:
(a)    Seller is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
(b)    Seller is not a disregarded entity, as defined in Income Tax Regulations Section 1.1445-2(b)(2)(iii);
(c)    Seller’s U.S. employer identification number is ______________________;
(d)    Seller’s office address is: c/o Ashford Hospitality Limited Partnership, 14185 Dallas Parkway, Suite 1100, Dallas, Texas; and
(e)    The U.S. real property interest being transferred by Seller to the transferee is the land and improvements commonly known as <>, Boston, Massachusetts
Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury, I declare that I have examined this certification, and it is true, correct, and complete; and I further declare that I have authority to sign this document on behalf of Seller.
[Exhibit G – Page 1]
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SELLER:

By:
Name:
Title:

Date of Execution: __________________, 20____
[Exhibit G – Page 2]
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EXHIBIT H
FORM OF CBA SIDE LETTER ASSUMPTION AGREEMENT
ASSUMPTION AGREEMENT
This Assumption Agreement (the “Agreement”), dated [●], is entered into by and between [●], a [●] (“Purchaser”), [PIM Boston Back Bay LLC, a Delaware limited liability company (“Fee Owner”) and PIM TRS Boston Back Bay LLC, a Delaware limited liability company (“Operating Lessee”, and together with Fee Owner, individually and collectively, jointly and severally, “Seller”)], and UNITE HERE Local 26 (the “Union”).
BACKGROUND
    A.    Seller and the Union are parties to an undated letter agreement (the “Letter Agreement”) attached as Appendix B to a Collective Bargaining Agreement dated March 1, 2023 by and between Remington Boston Employers, LLC (“Manager”) and the Union, which governs the terms and conditions of employment for certain employees of Manager who work at the Hilton Boston Back Bay Hotel located at 40 Dalton Street, Boston, MA 02115 (the “Hotel”).
    B.     The Letter Agreement requires Seller to obligate a purchaser of the Hotel property to assume Seller’s obligations to the Union under the Letter Agreement.
    C.    Seller intends to sell the Hotel property to Purchaser (the “Transaction”), and as a condition to such sale, Purchaser desires to assume each of Seller’s obligations under the Letter Agreement.
    D.    In consideration of the mutual promises set forth in this Agreement, and for other good and valuable consideration, the sufficiency of which is acknowledged, the parties agree as follows:
TERMS
    1.    Purchaser hereby assumes and agrees to perform all of the obligations of Seller under the Letter Agreement accruing and arising on or after the Closing Date of the Transaction (the “Assumption”).
    2.    The Union hereby acknowledges the Assumption and agrees that Seller has fulfilled all obligations and duties it may owe the Union pursuant to the Letter Agreement. From and after the Assumption, Seller shall have no further obligations under the Letter Agreement.
    3.    This Agreement and the Assumption shall become effective immediately upon the closing of the Transaction. If the Transaction does not close, this Agreement shall be null and void in its entirety.
[Exhibit H – Page 1]
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    4.    This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereto and may not be modified except by a writing signed by an authorized representative of each party.
    IN WITNESS WHEREOF, Seller, Purchaser, and the Union have executed this Assignment as of the date set forth above.

SELLER:

By:
Name:
Title:

PURCHASER:

By:
Name:
Title:

UNION:

By:
Name:
Title:

[Exhibit H – Page 2]
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EXHIBIT I
FORM OF HOLDBACK ESCROW AGREEMENT
HOLDBACK ESCROW AGREEMENT
This HOLDBACK ESCROW AGREEMENT (this “Escrow Agreement”), dated as of _______________, 2024, is by and among PIM BOSTON BACK BAY LLC, a Delaware limited liability company and PIM TRS BOSTON BACK BAY LLC, a Delaware limited liability company (collectively, “Seller”), _______________, a Delaware limited liability company (“Purchaser”), and KENSINGTON VANGUARD NATIONAL TITLE (“Escrow Agent”).
RECITALS:
A.    WHEREAS, Seller and Purchaser entered into that certain Agreement of Purchase and Sale, effective as of ______________, 2024 (as amended, the “Purchase Agreement”). All initially capitalized terms not otherwise defined in this Escrow Agreement shall have the meaning ascribed to such term in the Purchase Agreement.
B.    WHEREAS, of even date herewith, Seller and Purchaser have consummated the Closing and, in connection therewith, Seller and Purchaser desire to establish an escrow with Escrow Agent pursuant to Section 10.15 of the Purchase Agreement.
C.    WHEREAS, Purchaser and Seller desire to appoint Escrow Agent as the escrow agent pursuant to this Escrow Agreement, and Escrow Agent is willing to act as escrow agent hereunder.
D.    WHEREAS, Escrow Agent has agreed to hold and disburse the Escrow Funds (defined below) pursuant to the terms of this Escrow Agreement.
NOW THEREFORE, in consideration of the covenants and agreements contained in this Escrow Agreement, and intending to be legally bound, the parties hereto agree as follows:
AGREEMENT
ARTICLE I
APPOINTMENT OF ESCROW AGENT
    The parties hereto hereby appoint the Escrow Agent to act as escrow agent hereunder, and the Escrow Agent hereby agrees to serve as escrow agent upon the terms and conditions set forth herein. Escrow Agent shall hold, invest and disburse the Escrow Funds in accordance with the terms of this Escrow Agreement, which terms shall include, without limitation, the provisions of Article 3 below.
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ARTICLE II
ESCROW
2.1    Escrow. Seller hereby deposits $1,000,000.00 (such deposited funds together with any interest earned thereon are hereinafter referred to as the “Escrow Funds”) into escrow with the Escrow Agent, and the Escrow Agent hereby acknowledges receipt thereof. Seller hereby expressly confirms that it has instructed Escrow Agent to retain the Escrow Funds from the net sales proceeds payable to Seller upon the Closing under the Purchase Agreement. The Escrow Funds, together with the interest thereon, shall be deposited by Escrow Agent into a federally insured, interest bearing account reasonably acceptable to Seller and Purchaser (the “Holdback Account”). Escrow Agent hereby agrees that the Escrow Funds shall not be commingled with any other funds.
2.2    Fee. Escrow Agent was selected as escrow agent and as the title agent, in connection with the Closing under the Purchase Agreement, in part because it agreed to act as Escrow Agent hereunder without any additional consideration due to it, and Escrow Agent acknowledges that it is not due any additional fee for its services hereunder.
2.3    Disbursement of Escrow Funds. The Escrow Funds shall be held in escrow by Escrow Agent in accordance with the following terms:
2.3.1.    From time to time up until 5:00 p.m. Eastern Standard time on the three hundred sixty-fifth (365th) day after the Closing Date (the “Release Date”), in the event of an occurrence subject to indemnification by Seller as specifically set forth in the Purchase Agreement, Purchaser may request payment from the Escrow Funds by giving written notice of its Claim (as defined in the Purchase Agreement) to Escrow Agent and to Seller (the “Purchaser Claim Notice”), certifying in such notice the nature of the Claim, the amount thereof if then ascertainable and, if not then ascertainable, a good faith estimate of the amount thereof and the provision(s) of the Purchase Agreement on which the claim is based. If Escrow Agent does not receive a written objection (an “Objection Notice”) from Seller within ten (10) days after Escrow Agent’s receipt of a Purchaser Claim Notice, Seller shall be deemed to have authorized payment of the Purchaser Claim Notice from the Escrow Funds, and Escrow Agent shall promptly pay to Purchaser the amount of such Claim to the extent of the balance of the Escrow Funds. If within such ten (10) day period, the Escrow Agent shall receive an Objection Notice from Seller, then Escrow Agent shall not pay such claim and reserve and set aside a portion of the Escrow Funds equal to the amount of such Claim (each, a “Claim Reserve”).
2.3.2    Upon the receipt by the Escrow Agent of (i) joint written instructions signed by Purchaser and Seller or (ii) a copy of a final and non-appealable determination, finding, judgment and/or award by a court of competent jurisdiction hearing a claim, Escrow Agent shall pay the portion of the Claim Reserve directed to be paid therein to Purchaser or Seller as the case may be.
2
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2.3.3    On the Release Date, the balance of the Escrow Funds, less the Claim Reserve and an amount equal to the amount of all Claims made prior to the Release Date for which the time period permitted for Seller to provide an Objection Notice has not elapsed, if any, shall be paid to Seller. Upon resolution of all remaining timely provided Purchaser Claim Notices and Objection Notices, the balance of the Escrow Funds shall be paid to Seller.
2.3.4    This Escrow Agreement shall terminate upon the disbursement by Escrow Agent of all of the Escrow Funds in accordance with this Escrow Agreement and Escrow Agent shall thereupon be discharged.
ARTICLE III
LIABILITY OF ESCROW AGENT
3.1    Liability of Escrow Agent. Escrow Agent shall have no liability or obligation with respect to the Escrow Funds except for Escrow Agent’s willful misconduct or gross negligence. Escrow Agent’s sole responsibility shall be for the safekeeping and disbursement of the Escrow Funds in accordance with the terms of this Escrow Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Escrow Agreement. In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds is deposited, this Escrow Agreement or the Purchase Agreement, or to appear in, prosecute or defend any such legal action or proceeding.
3.2    Authorization of Escrow Agent. The Escrow Agent is authorized and instructed to comply with orders issued or process entered by any court of competent jurisdiction with respect to the Escrow Funds. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.
3.3    Indemnification of Escrow Agent. Seller and Purchaser hereby agree jointly and severally to indemnify and hold harmless the Escrow Agent and its directors, officers and
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employees from and against any and all losses, liabilities, expenses, claims and demands (including reasonable attorneys’ fees and expenses) arising out of or in connection with the performance of the Escrow Agent’s obligations in accordance with the provisions of this Escrow Agreement, except for the Escrow Agent’s own gross negligence or willful misconduct. The obligations of Purchaser and Seller under this Section shall survive any termination of this Escrow Agreement.
ARTICLE IV
MISCELLANEOUS
4.1    Assignment; Successors and Assigns; Third Parties. Except as otherwise provided herein, neither Purchaser nor Seller shall convey, assign or otherwise transfer any of its rights or obligations under this Escrow Agreement without the express written consent of the other party. Any conveyance, assignment or other transfer of any of Escrow Agent’s rights and obligations under this Escrow Agreement shall require express written consent of both Purchaser and Seller. This Escrow Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Escrow Agreement is not intended to benefit, and shall not run to the benefit of or be enforceable by, any other person or entity other than the parties hereto and their successors and permitted assigns.
4.2    Tax Reporting. Seller and Purchaser agree that, for tax reporting purposes, all interest or other income earned from the investment of the Escrow Funds in any tax year shall (a) to the extent such interest or other income is distributed by the Escrow Agent to any person or entity pursuant to the terms of this Escrow Agreement during such tax year, be reported as allocated to such person or entity, and (b) otherwise shall be reported as allocated to Seller.
4.3    Entire Agreement. This Escrow Agreement and the Purchase Agreement set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof and supersede all prior or contemporaneous agreements and understandings, negotiations, inducements or conditions, express or implied, oral or written. In the event of any direct conflict of the terms of this Escrow Agreement with the terms of the Purchase Agreement, the terms of the Purchase Agreement shall control and prevail.
4.4    Severability. If a provision of this Escrow Agreement is deemed to be contrary to law, that provision will be deemed separable from the remaining provisions of this Escrow Agreement, and will not affect the validity, interpretation or effect of the other provisions of either this Escrow Agreement or any agreement executed pursuant to it or the application of that provision to other circumstances not contrary to law.
4.5    Notices. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by registered or certified mail, email or Federal Express or other nationally recognized overnight delivery service. Any notice shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express or the
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day of when sent by email to, the address or email set forth below, unless such address email is changed by written notice to the other parties in accordance with this Escrow Agreement:
    If to Seller:    PIM BOSTON BACK BAY LLC
        PIM TRS BOSTON BACK BAY LLC
        14185 Dallas Parkway, Suite 1200
Dallas, Texas 75254
Attn: Christopher Peckham
        Email: cpeckham@ashfordinc.com

    and:    Jackson Walker LLP
        2323 Ross Avenue, Suite 600
        Dallas, Texas 75201
        Attn: Cynthia B. Nelson
        Email: cbnelson@jw.com

If to Purchaser:    [_______________]
c/o Certares Real Estate Management LLC
350 Madison Avenue, 8th Floor
New York, New York 10017
Attn: Thomas LaMacchia and Nolan Hecht
Email: tom.lamacchia@certares.com and
Nolan.Hecht@certares.com

With a copy to:    Belcourt Capital Partners, LLC
5151 California Avenue, Ste 100
Irvine, California 92617
Attn: Tom Naughton
Email: naughton@belcourtcap.com
    and:            Greenberg Traurig, LLP
One Vanderbilt Avenue
New York, New York 10017
Attn: Farah S. Ahmed, Esq.
                Email: Farah.Ahmed@gtlaw.com

    If to Escrow Agent:    Kensington Vanguard National Title
        5949 Sherry Lane, Suite 111
Dallas, Texas 75225
Attn: Trey Lentz
        Email: tlentz@kvnational.com

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4.6    Expenses. Except as otherwise provided for herein, each party shall be responsible for its own costs and expenses with respect to matters involving this Escrow Agreement.
4.7    Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Massachusetts.
4.8    Execution Counterparts. This Escrow Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one and the same instrument.
4.9    Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction and interpretation hereof.
4.10    Attorneys’ Fees. If any legal action is brought for the enforcement of this Escrow Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding (together with costs of enforcing any judgments or rulings), in addition to any other relief to which it may be entitled. In all other matters arising hereunder, each party shall bear its own attorneys’ fees.
4.11    Further Assurances. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Escrow Agreement and the transactions contemplated hereby.
4.12    Recitals Incorporated. The foregoing recitals are hereby incorporated within and made an integral part of this Escrow Agreement as if fully set forth herein.
4.13    No Waiver. No failure on the part of Purchaser or Seller at any time to require the performance by the other of any provision of this Escrow Agreement shall in any way affect the party’s rights to require such performance, nor shall any waiver by any party of any provision hereof be taken or held to be a waiver of any other provision hereof.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Seller, Purchaser, and Escrow Agent have executed this Escrow Agreement as of _______________, 2024.

SELLER:

PIM BOSTON BACK BAY LLC,
a Delaware limited liability company

By:
Name:
Title:
Date:

PIM TRS BOSTON BACK BAY LLC,
a Delaware limited liability company

By:
Name:
Title:
Date:

PURCHASER:

    ,
a

By:
Name:
Title:

ESCROW AGENT:

KENSINGTON VANGUARD NATIONAL TITLE

By:
Name:
[Exhibit I – Page 1]
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Title:

[Exhibit I – Page 2]
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Schedules:
Schedule 1 Closing Cost Allocations
Schedule 3.5 Operating Agreements; Leased Property Agreements
Schedule 3.9 Occupancy Agreements
Certain schedules have been omitted. The registrant agrees to furnish a copy of any omitted schedules to the Securities and Exchange Commission upon request.
[Schedules 1]
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